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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROOFPOINT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 24, 2015
Dear Stockholders:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Proofpoint, Inc. The meeting will be held at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, CA 95054 on Monday, June 8, 2015. Directions to the Santa Clara Marriott appear on the back cover of the accompanying notice of annual meeting and proxy statement.

        The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely, Gary Steele Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2015:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

http://investors.proofpoint.com

PROOFPOINT, INC.
892 Ross Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Proofpoint, Inc. will be held on Monday, June 8, 2015, at 9:00 a.m. (Pacific Time) at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, CA 95054.

        We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

        1.     To elect three Class III directors of Proofpoint, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

        2.     To approve amendments to our 2012 Equity Incentive Plan, including to continue the automatic share reserve increase through and including January 1, 2022 and decrease the amount of such automatic share reserve increase to the lesser of (i) four percent (4%) of the number of shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 shares or (ii) such number of shares determined by the Board of Directors of the Company.

        3.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

        In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 15, 2015 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

        Your vote as a Proofpoint, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact the Proofpoint Investor Relations Department through our website at http://investors.proofpoint.com/contactus.cfm or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

Gary Steele
Chief Executive Officer

Sunnyvale, California
April 24, 2015

        YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

PROOFPOINT, INC.

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

PROOFPOINT, INC.
892 Ross Drive
Sunnyvale, CA 94089

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

April 24, 2015

Information About Solicitation and Voting

        The accompanying proxy is solicited on behalf of Proofpoint, Inc.'s board of directors for use at Proofpoint's 2015 Annual Meeting of Stockholders (the "meeting") to be held on June 8, 2015, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 24, 2015. An annual report for the year ended December 31, 2014 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at http://investors.proofpoint.com.

General Information About the Meeting

Purpose of the Meeting

        At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Proofpoint, Inc. and respond to questions from stockholders.

Record Date; Quorum

        Only holders of record of common stock at the close of business on April 15, 2015, the record date, will be entitled to vote at the meeting. At the close of business on April 15, 2015, we had 39,406,796 shares of common stock outstanding and entitled to vote.

        The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 15, 2015, the record date. You may vote all shares owned by you as of April 15, 2015, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On April 15, 2015, we had 39,406,796 shares of common stock issued and outstanding.

        Stockholder of Record: Shares Registered in Your Name.    If on April 15, 2015 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If on April 15, 2015 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

        Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or any of the nominees or "WITHHOLD" your vote with respect to one or any of the nominees. Approval of the amendments to the 2012 Equity Incentive Plan will be obtained if the number of votes cast "FOR" the proposal at the meeting exceeds the number of votes "AGAINST" the proposal. Abstentions (shares present at the meeting and voted "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

        The board of directors recommends that you vote FOR each of the Class III directors named in this proxy statement (Proposal 1), FOR approving amendments to of our 2012 Equity Incentive Plan, including to continue the automatic share reserve increase through and including January 1, 2022 and decrease the amount of such automatic share reserve increase to the lesser of (i) four percent (4%) of the number of shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 shares or (ii) such number of shares determined by the Board of Directors of the Company; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2).

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

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  vote in person—we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

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  vote via telephone—in order to do so, please follow the instructions shown on your proxy card; or

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  vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

        Votes submitted by telephone or mail must be received by 11:59 p.m., Eastern Time, on June 7, 2015. Submitting your proxy, whether by telephone, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        The expenses of soliciting proxies will be paid by Proofpoint. Following the original mailing of the soliciting materials, Proofpoint and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Proofpoint will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Proofpoint, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

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  delivering to the Corporate Secretary of Proofpoint (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again by telephone; or

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  attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://investors.proofpoint.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        Proofpoint is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor section of our website, which is located at http://investors.proofpoint.com, by clicking on "Corporate Governance Guidelines," under "Corporate Governance." The Corporate Governance Guidelines are reviewed periodically by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairman in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations related thereto to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairman and chief executive officer are held by the same person, the independent directors shall designate a "lead independent director." In cases in which the chairman and chief executive officer are the same person, the chairman schedules and sets the agenda for meetings of the board of directors, and the chairman, or if the chairman is not present, the lead independent director chairs such meetings. The responsibilities of the chairman or, if the chairman and the chief executive officer are the same person, the lead independent director, include: presiding at executive sessions; serving as a liaison between the chairman and the independent directors, being available, under appropriate circumstances, for consultation and direct communication with stockholders; and facilitating communication between the independent directors and management.

        Our board of directors believes that we and our stockholders currently are best served by having Eric Hahn, an independent director, serve as chairman. Separating the positions of chief executive officer and chairman allows our president and chief executive officer to focus on our day-to-day business, while allowing the chairman to lead our board of directors in its fundamental role of providing independent advice to and oversight of management. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors' Role in Risk Oversight

        Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks.

        Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Independence of Directors

        Our board of directors determines the independence of our directors by applying the independence principles and standards established by the NASDAQ Global Market. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

        Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        Based upon this review, our board of directors has determined that the following director nominee and members of our board of directors are currently independent as determined under the rules of the NASDAQ Global Market:

Eric Hahn	Jonathan Feiber
Anthony Bettencourt	Doug Garn
Dana Evan	Kevin Harvey

        Sydney Carey resigned as a member of our board of directors effective April 13, 2015. She was considered independent during the 2014 fiscal year.

        All members of our audit committee, compensation committee, and nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Proofpoint or any of its subsidiaries other than their directors' compensation. No member of the audit committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Proofpoint or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Committees of Our Board of Directors

        Our board of directors has established an audit committee, a compensation committee, mergers and acquisitions committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Copies of the charters for the audit committee, the compensation committee, and the nominating and corporate governance committee are available, without charge, upon request in writing to Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attn: General Counsel or by clicking on "Corporate Governance" in the Investor section of our website, http://investors.proofpoint.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

  Audit Committee

        Our audit committee is currently comprised of Ms. Evan, who is the chair of the audit committee, Messrs. Bettencourt and Garn. Mr. Bettencourt was appointed to our audit committee in April 2015 after Ms. Carey resigned as a member of our board of directors and our audit committee. The composition of our audit committee meets the requirements for independence under current NASDAQ Global Market and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NASDAQ Global Market listing standards. In addition, our board of directors has determined that Ms. Evan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee, among other things:

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  selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

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  helps to ensure the independence and performance of and oversees our company's relationship with the independent registered public accounting firm;

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  discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

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  develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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  reviews our policies on risk assessment and risk management;

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  reviews related party transactions;

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  reviews the adequacy and effectiveness of our internal control policies and procedures and reviews our critical accounting policies;

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  obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

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  approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and

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  reviews our annual, quarterly and periodic reports related to financial matters to be filed with the SEC.

  Compensation Committee

        Our compensation committee is comprised of Mr. Feiber, who is the chair of the compensation committee, Ms. Evan and Mr. Garn. The composition of our compensation committee meets the requirements for independence under current NASDAQ Global Market and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Code. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

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  reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

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  administers our stock and equity incentive plans;

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  reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity plans; and

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  establishes and reviews general strategies relating to compensation and benefits of our employees.

        The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to our board of directors regarding the compensation of non-employee directors and the chief executive officer. The compensation committee may take into account the recommendations of the chief executive officer with respect to compensation of the other executive officers.

  Nominating and Corporate Governance Committee

        Our nominating and governance committee is comprised of Mr. Bettencourt, who is the chair of the nominating and governance committee, and Mr. Harvey. The composition of our nominating and governance committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. Our nominating and governance committee, among other things:

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  identifies, evaluates and makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

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  evaluates the performance of our board of directors and of individual directors;

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  considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

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  reviews proposed waivers of our code of conduct;

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  reviews developments in corporate governance practices;

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  evaluates the adequacy of our corporate governance practices and reporting; and

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  develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

  Mergers and Acquisitions Committee

        Our mergers and acquisitions committee is comprised of Mr. Hahn, Ms. Evan, Mr. Feiber and Mr. Harvey. Our mergers and acquisitions committee, among other things:

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  reviews acquisition strategies with the Company's management and investigates acquisition candidates on behalf of the Company;

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  recommends acquisition strategies and candidates to the Company's Board, as appropriate;

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  authorizes and approves the negotiation by the Company of proposed acquisitions by the Company of pre-approved threshold values; and

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  develops and makes recommendations to the Board regarding guidelines for mergers and acquisitions.

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during 2014 were Mr. Feiber, Ms. Evan and Mr. Garn. None of the members of our compensation committee in 2014 was at any time during 2014 or at any other time an officer or employee of Proofpoint or any of its subsidiaries, and none had or have any relationships with Proofpoint that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2014.

Board and Committee Meetings and Attendance

        The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2014, the board of directors met five (5) times, including telephonic meetings, the audit committee held seven (7) meetings, the compensation committee held five (5) meetings, and the nominating and corporate governance committee held one (1) meeting. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period which such director served).

Board Attendance at Annual Stockholders' Meeting

        Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. At our 2014 Annual Meeting of Stockholders, our chairman, Mr. Hahn, and Mr. Steele, attended the meeting.

Presiding Director of Non-Employee Director Meetings

        The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our chairman, currently Mr. Hahn, is the presiding director at these meetings.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our board of directors, non-management member of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to the board of directors through our website at investors.proofpoint.com/contactBoard.cfm.

        All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

        The address for these communications is:

Proofpoint, Inc.
c/o Corporate Secretary
892 Ross Drive
Sunnyvale, California 94089.

Business Conduct Guidelines

        We have adopted business conduct guidelines that apply to all of our board members, officers and employees. Our Business Conduct Guidelines are posted on the Investor section of our website located at http://investors.proofpoint.com by clicking on "Corporate Governance." Any amendments or waivers of our Business Conduct Guidelines pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

 NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

        Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under "Stockholder Proposals to Be Presented at Next Annual Meeting."

Director Qualifications

        With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

        Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2016 and 2017, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class III nominees named below, all of whom are currently serving as the directors in Class II, be elected as a Class III director for a three-year term expiring at the 2018 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the three nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board of Directors

        The nominees, and their ages, occupations and length of board service as of April 24, 2015, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Anthony Bettencourt(1)(3)	54	Former President, Chief Executive Officer and Chairman of the Board of Coverity, Inc.	March 2012
Dana Evan(1)(2)(4)	55	Retired, Former Chief Financial Officer of Verisign, Inc.	June 2008
Gary Steele	52	Chief Executive Officer of Proofpoint, Inc.	2002

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and governance committee

(4)
Member of the mergers and acquisitions committee

        Anthony Bettencourt currently serves as the Chief Executive Office of Imperva, a provider of network data security products. Mr. Bettencourt previously served as chief executive officer of Coverity Inc., a privately held company that develops and markets development testing solutions that assist software developers in detecting and fixing quality and security problems from November 2010 to March 2014, following Coverity's acquisition by Synopsys, Inc. From January 2006 to October 2009, Mr. Bettencourt served as Senior Vice President of Special Projects at Autonomy Corporation plc. From 2003 to 2005, he served as the Chief Executive Officer of Verity Inc., an enterprise search company and led the company through its acquisition by Autonomy in 2005. Mr. Bettencourt serves as a member of the board of directors for Imperva, Formation Data Systems, and as the Non-Executive Chairman of the board of directors of Blinkx, Inc. He also previously served on the board of directors of Versant. Mr. Bettencourt holds a B.A. in English from Santa Clara University. The board of directors determined that Mr. Bettencourt should serve as a director based on his extensive experience in the operation and management of technology and Internet companies.

        Dana Evan has invested in and served on the boards of directors of companies in the internet, technology and media sectors since July 2007. From May 1996 until July 2007, Ms. Evan served as Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the internet and telecommunications networks. Ms. Evan currently serves on the boards of directors of Box, an online file sharing and personal cloud content management service for businesses, Criteo S.A., a performance display advertising company, Everyday Health, Inc., a provider of digital health and wellness solutions, and a number of privately held companies. Ms. Evan previously served on the board of directors of Omniture, Inc., an online marketing and web analytics company, until it was acquired by Adobe Systems Incorporated in October 2009. Ms. Evan holds a B.S. in Commerce from Santa Clara University and is a certified public accountant (inactive). The board of directors determined that Ms. Evan possesses specific attributes that qualify her to serve as a member of our board of directors, including broad expertise in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology, media and Internet companies.

        Gary Steele has served as our Chief Executive Officer since 2002. Prior to joining our company, Mr. Steele served from June 1997 to July 2002 as the Chief Executive Officer of Portera Systems Inc., a software company. Before Portera, Mr. Steele served as the vice president and general manager of the Middleware and Data Warehousing Product Group at Sybase, Inc., an enterprise and mobile software company. Mr. Steele's prior experience includes business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company, computer, computer software and information technology companies. He holds a B.S. degree in computer science from Washington State University. The board of directors determined that Mr. Steele should serve as a director based on his position as our Chief Executive Officer and his understanding of the Internet security industry.

  Continuing Directors

        The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of April 24, 2015, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors
Douglas Garn(1)(2)	56	Former Vice-Chairman, President and Chief Executive Officer of Quest Software, Inc.	2013
Class II Directors:
Jonathan Feiber(2)(4)	58	General Partner at Mohr Davidow Ventures	2002
Eric Hahn(4)	55	Founding Partner of the Inventures Group	2002
Kevin Harvey(3)(4)	50	Founder and General Partner of Benchmark Capital	2002

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and governance committee

(4)
Member of the mergers and acquisitions committee

        Douglas Garn has served as an executive consultant since April 2013. Previously, Mr. Garn served in various roles at Quest Software, Inc., a IT management software company, including Vice Chairman from February 2012 to September 2012, President and Chief Executive Officer from October 2008 to February 2012, President from 2005 to October 2008, Vice President, Worldwide Sales from 1998 to 2002, and returned to this position from 2003 to 2005, after a medical leave of absence. From March 1996 to January 1998, Mr. Garn was Vice President of North American Sales for Peregrine Systems, Inc. Mr. Garn served as Vice President of Sales at Syntax Inc. from 1995 to 1996 and as Regional Sales Manager at BMC from 1993 to 1995. Mr. Garn holds a B.A. degree in Marketing from the University of Southern California. The board of directors determined that Mr. Garn should serve as a director based on his wealth of experience and expertise in sales strategy and execution, and software business operations and management.

        Jonathan Feiber is a general partner at Mohr Davidow Ventures, a venture capital firm, which he joined in 1992. As a general partner at Mohr Davidow Ventures, Mr. Feiber serves on the board of directors of a number of privately held companies. Prior to joining Mohr Davidow Ventures, Mr. Feiber worked in various managerial positions at Sun Microsystems, a computer software and information technology company. Mr. Feiber holds a B.A. degree from the University of Colorado in distributed studies across computer science, math and astrophysics. The board of directors determined that Mr. Feiber should serve as a director based on his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of other technology companies, his significant management, software engineering and product development experience.

        Eric Hahn founded our company in June 2002 and is the founding partner of the Inventures Group, a mentor investment firm, which was founded in 1998. From 1997 to 1998, Mr. Hahn served as the Chief Technical Officer for Netscape Communications, Inc., a computer services and web browser company, and was a member of Netscape's Executive Committee. In addition, Mr. Hahn was the founder and Chief Executive Officer of Collabra Software, Inc., a groupware provider that was acquired by Netscape in 1995. Prior to Collabra, Mr. Hahn ran the cc:Mail division of Lotus Development Corporation, a business applications company. Mr. Hahn holds a B.S. degree from the Worcester Polytechnic Institute, which also bestowed to Mr. Hahn an honorary Ph.D. in computer science. The board of directors determined that Mr. Hahn should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies, his management and leadership experience as a former founder and executive of multiple startup technology companies and his significant software engineering and product development experience.

        Kevin Harvey is a founder and general partner of Benchmark Capital, which he joined in 1995. Before founding Benchmark, Mr. Harvey was founder, president and Chief Executive Officer of Approach Software Corp., a server database company. Before founding Approach Software, Mr. Harvey founded Styleware, Inc., a software company. Mr. Harvey received his B.S. degree in engineering from Rice University in 1987. The board of directors determined that Mr. Harvey should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies, his management and leadership experience as a former founder and executive of multiple startup technology companies.

        There are no familial relationships among our directors and officers.

Director Compensation

        The following table provides information for the fiscal year ended December 31, 2014 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2014.

 Director Compensation—2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Total ($)
Anthony Bettencourt	$15,000.00	$212,481.99		$227,481.99
Dana Evan	$51,250.00	$174,992.94		$226,242.94
Jonathan Feiber			$180,834.68	$180,834.68
Eric Hahn	$41,250.00	$174,992.94		$216,242.94
Kevin Harvey	—	$208,716.57		$208,716.57
Douglas Garn	$53,750.00	$174,992.94		$228,742.94
Sydney Carey(4)	$30,000.00		$719,321.25	$749,321.25

(1)
Non-employee directors, who did not otherwise elect to receive their annual board service fees in the form of stock options, received an annual retainer fee of $30,000 plus an additional annual fee as follows: (1) $20,000 for the chair of our audit committee and $10,000 for each of its other members; (2) $12,000 for the chair of our compensation committee and $5,000 for each of its other members; and (3) $7,500 for the chair of our nominating and corporate governance committee and $3,750 for each of its other members.

(2)
Consists of Restricted Stock Units (RSUs).

(3)
Amount shown in this column reflect the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options and RSUs held by each non-employee director as of December 31, 2014, see the column "Stock Options Outstanding" in the table below.

Our non-employee directors held the following number of stock options and RSUs as of December 31, 2014.

(4)
Ms. Carey resigned as a member of our board of directors effective April 13, 2015.

Name	Outstanding Stock Awards (#)	Shares subject to Outstanding Options (#)
Anthony Bettencourt	5,581	62,500
Dana Evan	5,298	41,163
Jonathan Feiber	0	43,152
Eric Hahn	5,298	117,835
Kevin Harvey	5,553	32,748
Douglas Garn	5.298	37,500
Sydney Carey(1)		37,500

(1)
Ms. Carey resigned as a member of our board of directors effective April 13, 2015.

        Annual and Meeting Fees.    Following the initial public offering in April 2012, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds and other than those who elected to receive their annual board service fees in the form of stock options, were compensated as follows:

  •
  $30,000 annual cash retainer;

  •
  $20,000 for the chair of our audit committee and $10,000 for each of its other members;

  •
  $12,000 for the chair of our compensation committee and $5,000 for each of its other members; and

  •
  $7,500 for the chair of our nominating and corporate governance committee and $3,750 for each of its other members.

        Equity Awards.    Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial stock option to purchase 25,000 shares of our common stock and, immediately following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional equity grant of RSUs equivalent to $175,000 if the non-employee director has served continuously as a member of our board of directors for at least six months. Each initial stock option award will vest in equal annual installments over three years from the date of grant while each annual RSU award will vest in full on the earlier of the one-year anniversary of the date of grant or immediately prior to the first annual meeting of our stockholders to occur after the date of grant. Our non-employee director equity compensation policy also provides that a director can elect annually to receive the aforementioned initial stock award in the forms of RSUs, the annual RSU award in the form of stock options, and the annual board service fees in the form of stock options or RSUs. One-quarter of each stock option or RSU award provided in lieu of annual board service fees will vest upon the completion of each calendar quarter of board service, commencing with the second calendar quarter of the year or with the grant immediately after the annual meeting of our stockholders. Each of these stock option awards will be immediately exercisable in full; however, any unvested shares issued upon exercise will be subject to a right of repurchase by us upon termination of service, which right will lapse in accordance with the vesting schedule described above. Options granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. The awards will have 10-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

        Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS.

PROPOSAL NO. 2
APPROVAL TO AMEND OUR 2012 EQUITY INCENTIVE PLAN

        At the Annual Meeting, our stockholders will be asked to approve an amendment of the Proofpoint 2012 Equity Incentive Plan (the "2012 Plan") to continue the automatic share reserve increase through and including January 1, 2022 and decrease the amount of such automatic share reserve increase to the lesser of (i) four percent (4%) of the number of shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 or (ii) such number of shares determined by our Board of Directors. Our Board of Directors believes that the proposed extension and modification in the automatic share reserve increase provision in the 2012 Plan is in the best interests of Proofpoint and our stockholders for the following reasons.

  •
  We operate in dynamic and competitive markets and compete for talent—at both the executive and employee levels—in the highly-competitive entrepreneurial Silicon Valley, which includes a large number of early-stage venture-backed companies, pre-IPO companies and mature publicly-traded public companies, most of which operate in the high-growth technology sector. We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in this dynamic environment is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of Options and other awards under the 2012 Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

  •
  Equity awards are a critical component of the compensation packages offered in Silicon Valley and enable us to compete with other high-growth technology companies for the best talent. Pursuant to our compensation philosophy, we set our employees' total cash compensation commensurate with market and use equity as a long-term compensation vehicle providing a total target direct compensation program that is designed for both short and long-term incentives and market competitive.

  •
  All employees are provided a new hire grant on joining. However, ongoing equity programs are aligned to performance and only 50% of the organization receives an on-going grant. These grants are designed to reward past performance and contributions, while providing additional long-term compensation and retention to key persons. Also, in 2014 the Compensation Committee began to make additional performance-based RSU awards to certain individuals, with the vesting of a portion of these awards granted contingent not only on continued service but also on achievement of performance milestones.

  •
  We achieved a 2014 total stockholder return ("TSR") of 45.4%, significantly outperforming both our compensation peer group and the NASDAQ Composite index. Further, from our initial public offering in 2012 to the end of December 2014, our stock price has increased over 242.5%, significantly above the Nasdaq Composite Index (IXIC) returns over the same period

  •
  Our ability to continue to expand our organization, both organically and through acquisitions, is a key factor in our long-term strategic plan; thereby requiring that we be in a position to offer competitive compensation packages to recruit the talent and expertise needed to fuel that growth and to hire the best possible employees at all levels of Proofpoint. A significant portion of our headcount growth is as a result of acquisitions (approximately 10% in 2014 and 25% in 2013), which means a portion of our pool is going to this population, which by its nature is inherently less predictable both in size and seniority.

        For the reasons set forth above, the Board has unanimously adopted, subject to stockholder approval, an amendment to the 2012 Plan such that the automatic share reserve increase will not expire on January 1, 2016 but will instead continue through and including January 1, 2022 and the amount of such automatic share reserve increase will be decreased to the lesser of (i) four percent (4%) of the number of shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 or (ii) such number of shares determined by the Board of Directors of the Company. We anticipate that the addition of these shares will be sufficient to meet our compensatory objectives until 2024.

        Our Board of Directors believes that the 2012 Plan serves a critical role in attracting and retaining the high caliber employees and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, the Board urges you to vote to approve the amendment of the 2012 Plan.

        We are also asking our stockholders to approve the material terms of the 2012 Plan to preserve our ability to deduct, for federal income tax purposes, the compensation income recognized by our senior executives without application of the deduction limit contained in Internal Revenue Code Section 162(m).

        To be approved, Proposal No. 2 requires the affirmative vote of the majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.

        If the extension of the automatic share reserve increase is not approved by our stockholders and if the material terms under our 2012 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will continue to make equity grants under the 2012 Plan based solely on the existing pool of shares available for grant and the existing automatic share reserve increase, which is currently scheduled to remain in place through January 1, 2016, until such time, if any, as stockholder approval of a subsequent increase or similar proposal is obtained

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2, THE AMENDMENT OF OUR 2012 EQUITY INCENTIVE PLAN

Summary of the Plan

        We adopted the Plan, which became effective in April 2012, as the successor to our 2002 Stock Option / Stock Issuance Plan. We reserved 4,096,280 shares of our common stock to be issued under our Plan. The number of shares reserved for issuance under our Plan increases automatically on the first day of January of each of 2013 through 2016 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31, but not more than 3,723,891 shares. If proposal No. 2 is approved the number of shares reserved for issuance under our Plan will continue to increase automatically on the first day of January until and including January 1, 2022 by a number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31, but not more than 3,723,891 shares. Whether or not proposal No. 2 is approved, our board of directors or compensation committee may reduce the amount of the increase in any particular year.

        In addition, the following shares are available for grant and issuance under our Plan:

  •
  shares subject to options or stock appreciation rights granted under our Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option;

  •
  shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

  •
  shares subject to awards granted under our Plan that otherwise terminate without shares being issued;

  •
  shares not issued or subject to outstanding grants under our 2002 Stock Option/Stock Issuance Plan;

  •
  shares issuable upon the exercise of options under our 2002 Stock Option/Stock Issuance Plan that expire or become unexercisable for any reason without having been exercised in full; and

  •
  any shares issued under our 2002 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us.

        Our Plan authorizes the award of stock options, RSAs, SARs, RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 875,000 shares in any calendar year under our Plan other than a new employee of ours, who will be eligible to receive no more than 1,750,000 shares under the plan in the calendar year in which the employee commences employment.

        Our Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

        Our Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, as well as service providers to our subsidiaries and any parent we may have in the future, provided in each case the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

        In general, options granted under our Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Plan is ten years.

        An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

        Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions. The maximum term of SARs granted under our Plan is ten years.

        RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock

(which may be subject to additional restrictions), cash or a combination of our common stock and cash. The maximum term of RSUs granted under our Plan is ten years.

        Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

        Stock bonus awards may be granted as additional compensation for service and/or performance, and therefore, no payment will be required from the participant. Stock bonus awards may be paid in cash or shares of our common stock or a combination.

        The compensation committee may designate performance conditions to apply to an award, including the following under the plan:

•

Profit Before Tax;

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Billings;

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Revenue;

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Net revenue;

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Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

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Operating income and/or operating income growth;

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Operating cash flow return on income;

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Adjusted operating cash flow return on income

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Operating margin;

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Operating profit;

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Controllable operating profit, or net operating profit;

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Net Profit;

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Gross margin;

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Operating expenses or operating expenses as a percentage of revenue;

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Net income and/or net income growth;

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Earnings per share and/or earnings per share growth;

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Total stockholder return and/or total stockholder return growth;

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Market share;

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Return on assets or net assets;

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The Company's stock price;

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Growth in stockholder value relative to a pre-determined index;

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Return on equity;

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Return on invested capital;

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Cash Flow (including free cash flow or operating cash flows)

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Cash conversion cycle;

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Economic value added;

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Individual confidential business objectives;

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Contract awards or backlog;

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Overhead or other expense reduction;

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Credit rating;

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Strategic plan development and implementation;

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Succession plan development and implementation;

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Improvement in workforce diversity;

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Customer indicators;

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New product invention or innovation;

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Attainment of research and development milestones;

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Improvements in productivity;

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Bookings;

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Attainment of objective operating goals and employee metrics;

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Debt or debt-to-equity

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Liquidity;

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Intellectual property (e.g. patents)/product development

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Profit margin;

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Control of expenses; and

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Cost of goods sold

        Our compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the committee's original intent regarding the performance factors at the time of the initial award grant.

        In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate adjustments will be made to the number of shares reserved under our Plan, the maximum number of shares that may be issued as ISOs, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our Plan.

        Awards granted under our Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, or for a period of 12 months in cases of death or disability, or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

        If we are dissolved or liquidated or have a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will expire upon the dissolution, liquidation or closing of a change in control transaction. In the event of specified change in control transactions, our compensation committee may accelerate the vesting of awards (a) immediately upon the occurrence of the transaction, whether or not the award is continued, assumed or substituted by a surviving corporation or its parent in the transaction, or (b) in connection with a termination of a participant's service following such a transaction. If the applicable award agreement provides for acceleration of vesting in connection with a change in control followed by the participant's involuntary termination, and outstanding awards are not assumed or substituted, then vesting of the award shall accelerate as to the applicable unvested portion of the award as if the participant had been involuntarily terminated at the time of the change in control.

        Our 2012 Plan will terminate ten years from the later of the date our board of directors approves the plan or the date our board of directors adopted the most recent increase in the number of shares of our common stock available under the plan which was approved by our stockholders, unless it is terminated earlier by our board of directors. Accordingly, if the extension of the automatic increase to the share reserve is approved by our stockholders, the term of the 2012 Plan will be ten years from the date of the Annual Meeting at which this Proposal No. Two is approved by our stockholders. Our board of directors may amend or terminate our Plan at any time. If our board of directors amends our Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

        Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated employees (referred to in the Internal Revenue Code as "covered persons") to the extent that any of these persons receive more than $1.0 million in compensation in any single tax year. Compensation includes cash compensation; ordinary income arising from the exercise of Options that are nonqualified stock options, RSAs, SARs and RSUs; ordinary income arising from disqualifying dispositions of Options that were granted as incentive stock options; and ordinary income arising from Stock Bonuses and Performance Awards conferred in cash or shares. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Options, RSUs and SARs granted under the 2012 Plan permit our board of directors or compensation committee to design such awards to qualify as "performance-based" compensation within the meaning of Section 162(m). For these equity awards to continue to qualify as "performance-based" compensation under Section 162(m), our stockholders must periodically re-approve the material terms of the 2012 Plan, as well as the types of performance criteria that may be used as performance factors in awards granted under the 2012 Plan and the limitations on the number of securities that may be granted to any individual in any single year.

        We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

        Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2012 Plan will qualify for exemption under Section 162(m). However, the 2012 Plan is structured with the intention that the compensation committee will have the discretion to make awards under the 2012 Plan that would qualify as "performance-based compensation" and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit and performance criteria under the 2012 Plan.

        The summary of the 2012 Plan provided above is a summary of the principal features of the 2012 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by references to the full text of the 2012 Plan. A copy of the 2012 Plan, as amended, is attached as Appendix A to this Proxy Statement on Schedule 14A.

Federal Income Tax Consequences

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2012 Plan based on federal income tax laws in effect on the date of this proxy statement.

        This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality or foreign jurisdiction, or gift, estate, excise, payroll or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

        A recipient of an Option or SAR will not recognize taxable income upon the grant of those awards. For nonqualified Options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        The acquisition of shares upon exercise of an Option qualifying as an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sale price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.

        For RSAs, unless vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        A holder of RSUs does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

        The implications of Section 162(m) of the Code are discussed above.

New 2012 Plan Benefits

        All awards to directors, executive officers, employees and consultants are made at the discretion of our compensation committee, or by our board of directors acting in place of our compensation committee. Future awards to our directors, officers, employees and consultants under the 2012 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2012 Plan are not determinable at this time.

Value of Benefits

        The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other identified groups, the aggregate number of awards under the 2012 Plan for the last completed fiscal year.

Name and Principal Position	Number of Options Granted	Number of Shares and Restricted Stock Units Granted
Gary Steele,	120,000	60,000
Chief Executive Officer
Paul Auvil,	80,000	40,000
Chief Financial Officer
David Knight,	25,000	20,000
Executive Vice President, General Manager Information Security Products Group
Robert Darren Lee,	25,000	10,000
Senior Vice President, General Manager Information Archiving and Governance Products Group
Tracey Newell,	22,000	12,000
Executive Vice President, Worldwide Sales
All current executives as a group (5 persons)	272,000	142,000
All current non-employee directors as a group (7 persons)	11,004	28,646
Non-executive officer employee group	243,000	2,191,423

        The Options outstanding as of April 16, 2015 had a weighted-average exercise price of $36.67 per share.

        The closing price per share of our common stock as reported by the NASDAQ Global Market on April 16, 2015 was $59.45.

        From the inception of the 2012 Plan, 3,121,080 options to purchase shares and 3,596,248 shares and units were granted under the 2012 Plan, of which 802,024 options and 266,169 units were cancelled.

        From the inception of the 2012 Plan, awards were granted under the 2012 Plan to the following persons, in the amounts set forth by each such person's name: Gary Steele, 300,000 option shares and 60,000 shares and units; Chief Financial Officer, 170,000 option shares and 40,000 shares and units; David Knight, 90,000 option shares and 20,000 shares and units; Robert Darren Lee, 65,000 option shares and 10,000 shares and units; and Tracey Newell, 197,000 option shares and 87,000 shares and units.

        From the inception of the 2012 Plan, 822,000 options to purchase shares and 217,000 shares and units were granted to the Company's current executive officers as a group (5 persons).

        From the inception of the 2012 Plan, 65,900 options to purchase shares and 28,646 shares and units were granted to the non-employee directors who are directors and not executive officers of the Company.

        From the inception of the 2012 Plan, 2,133,180 options to purchase shares and 3,350,602 shares and units were granted to employees other than current executive officers.

        No options, shares, or units have been granted under the 2012 Plan to any associate of any executive officer or director of the Company, and no person received 5% or more of the total options or rights granted under the 2012 Plan from its inception.

Certain Interests of Directors

        In considering the recommendation of our board of directors with respect to the approval of the material terms of the 2012 Plan, stockholders should be aware that the members of our board of directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2012 Plan. Please see Proposal No. 1—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN TO EXTEND THE AUTOMATIC SHARE INCREASE, INCREASE THE SECTION 162(M) SHARE LIMITS AND PERFORMANCE AWARD DOLLAR LIMIT AND TO RE-APPROVE MATERIAL TERMS AND PERFORMANCE CRITERIA UNDER THE 2012 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Our audit committee has selected PricewaterhouseCoopers LLP as Proofpoint's principal independent registered public accounting firm to perform the audit of Proofpoint's consolidated financial statements for fiscal year ending December 31, 2014. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as Proofpoint's principal independent registered public accounting firm.

        PricewaterhouseCoopers LLP audited Proofpoint's financial statements for Proofpoint's 2013 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        We regularly review the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for Proofpoint's audit.

        In addition to performing the audit of Proofpoint's consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during fiscal 2013 and 2014. Our audit committee has determined that PricewaterhouseCoopers LLP provisioning of these services, which are described below, does not impair PricewaterhouseCoopers LLP independence from Proofpoint. The aggregate fees billed for fiscal 2013 and 2014 for each of the following categories of services are as follows:

Fees Billed to Proofpoint	Fiscal Year 2013	Fiscal Year 2014
Audit fees(1)	$1,175,000	$1,216,800
Audit related fees(2)	$25,000	$0
Tax fees(3)	$178,319	$198,991
All other fees(4)	$0	$1,800
Total fees	$1,378,319	$1,417,591

(1)
"Audit fees" include fees for audit services primarily related to the audit of the our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
"Audit related fees" include fees billed for due diligence services in connection with mergers and acquisitions.

(3)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4)
"All other fees" include compliance audit fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 3

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents the beneficial ownership of our common stock by one holder of more than 5% of our common stock, each of our directors or director nominees; each of our named executive officers; and all of our directors and executive officers as a group. Except for the information about the greater than 5% stockholder, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015, by each of our directors or director nominees; each of our named executive officers; and all of our directors, director nominees and executive officers as a group.

        Percentage ownership of our common stock is based on 39,335,599 shares of our common stock outstanding on March 31, 2015. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Directors and Named Executive Officers
Anthony Bettencourt(1)*	13,352	*
Dana Evan(2)*	28,663	*
Jonathan Feiber(3)*	23,851	*
Douglas Garn(4)*	25,500	*
Eric Hahn(5)	681,525	1.65%
Kevin Harvey(6)*	267,979	*
Gary Steele(7)	1.276.354	3.09%
Paul Auvil(8)	752,345	1.82%
David Knight(9)*	149,937	*
Darren Lee	17,313	*
Tracey Newell(10)*	89,923	*
All officers and directors as a group (11 persons)(11)	3,326,242	8.04%

Greater than 5% Beneficial Owner

T. Rowe Price Associates, Inc.(12)	4,846,007	12.32%

The Vanguard Group, Inc.(13)	1,977,520	5.03%

*
Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Includes 12,500 shares subject to options held by Mr. Bettencourt that are exercisable within 60 days of March 31, 2015.

(2)
Includes 28,663 shares subject to options held by Ms. Evan that are exercisable within 60 days of March 31, 2015.

(3)
Includes 22,152 shares subject to options held by Mr. Feiber that are exercisable within 60 days of March 31, 2015, of which 8,847 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Feiber's cessation of service prior to vesting.

(4)
Includes 25,500 shares subject to options held by Mr. Garn that are exercisable within 60 days of March 31, 2015, of which 25,000 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Garn's cessation of service prior to vesting.

(5)
Includes 117,835 shares subject to options held by Mr. Hahn that are exercisable within 60 days of March 31, 2015. Also includes 213,718 shares held by the Hahn Family Trust dated 10/20/1999, 30,000 shares held by the Evan Matthew Hahn Trust, U/A DTD 3/14/1996 and 30,000 shares held by the Jeremy Stephen Hahn Trust, U/A DTD 10/20/1999. Mr. Hahn is a trustee of each of the foregoing trusts and as such may be deemed to have shared voting and investment power over these shares.

(6)
Includes 32,748 shares subject to options held by Mr. Harvey that are exercisable within 60 days of March 31, 2015.

(7)
Includes 1,236,353 shares subject to options held by Mr. Steele that are exercisable within 60 days of March 31, 2015, of which 20,833 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Steele's cessation of service prior to vesting.

(8)
Includes 300,625 shares subject to options held by Mr. Auvil that are exercisable within 60 days of March 31, 2015, of which 6,249 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Auvil's cessation of service prior to vesting.

(9)
Includes 148,376 shares subject to options held by Mr. Knight that are exercisable within 60 days of March 31, 2015, of which 8,333 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Knight's cessation of service prior to vesting.

(10)
Includes 78,438 shares subject to options held by Ms. Newell that are exercisable within 60 days of March 31, 2015.

(11)
Consists of 2,020,503 shares subject to options that are exercisable within 60 days of March 31, 2015 that are held by our directors and officers as a group, of which 69,262 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon the holder's cessation of service prior to vesting.

(12)
As of December 31, 2014, based solely on Schedule 13G filed by T. Rowe Price Associates, Inc. on February 12, 2015 showing sole dispositive powers over the shares. T. Rowe Price Associates, Inc.'s business address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(13)
As of December 31, 2014, based solely on Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2015 showing sole dispositive powers over the shares. The Vanguard Group, Inc.'s business address is 100 Vanguard Blvd., Malvern, PA 19355.

 EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of April 24, 2015, and their positions are shown below.

Name	Age	Position
Gary Steele	52	Chief Executive Officer
Paul Auvil	51	Chief Financial Officer
David Knight	48	Executive Vice President, General Manager Information Security Products Group
Robert Darren Lee	49	Senior Vice President, General Manager Information Archiving and Governance Products Group
Tracey Newell	49	Executive Vice President, Worldwide Sales

        The board appoints executive officers, who then serve at the board's discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Proofpoint.

        For information regarding Mr. Steele, please refer to Proposal No. 1, "Election of Directors," "Nominees to the Board of Directors" above.

        Paul Auvil has served as our Chief Financial Officer since March 2007. Prior to joining our company, from September 2006 to March 2007, Mr. Auvil was with Benchmark Capital, a venture capital firm, as an entrepreneur-in-residence. Prior to that, from 2002 to July 2006, he served as the chief financial officer at VMware, Inc., a virtualization company. Previously, he served as the chief financial officer for Vitria Technology, Inc., an eBusiness platform company and held various executive positions at VLSI Technology, Inc., a semiconductor and circuit manufacturing company, including vice president of the Internet and Secure Products Division. Since 2007, Mr. Auvil serves on the board of directors for Quantum Corporation and currently holds the position of Chairman in addition to serving on the audit and nominating and corporate governance committees and Marin Software Incorporated and serves as the chair of its audit committee. Mr. Auvil holds a Bachelor of Engineering degree from Dartmouth College and a Master of Management degree from the J.L. Kellogg Graduate School of Management, Northwestern University.

        David Knight has served as our Executive Vice President, General Manager Information Security Products Group since July 2013 and prior to that served as our Executive Vice President Product Management and Product Marketing since March 2011. Prior to joining our company, from May 2007 to February 2011, Mr. Knight served as Chief Technology Officer of the Collaboration Software Group and Senior Director of Product Management at Cisco Systems, Inc., a networking and communications technology company. Mr. Knight was previously vice president of product management, vice president of platforms, and senior director of product management for WebEx Communications Inc., a collaboration software company, from 2002 to May 2007. From 1998 to 2002, he was vice president of marketing and product management for Portera Systems Inc. Mr. Knight has also held management positions at Sybase, Inc., an enterprise and mobile software company, and Oracle. He holds a master of science in industrial administration and a B.S. in industrial management and information systems from Carnegie Mellon University.

        Robert Darren Lee has served as our Senior Vice President, General Manager Information Archiving and Governance Products Group since December 2011. Prior to joining Proofpoint, Mr. Lee founded NextPage, a leading provider of information governance solutions, and served as its Chief Executive Officer from 2002 to December 2011. Mr. Lee holds a B.S. in Electrical and Computer Engineering from Brigham Young University.

        Tracey Newell has served as our Executive Vice President, Worldwide Sales since August 2013. Prior to joining our company, from July 2011 to August 2013, Ms. Newell served as Executive Vice President of Global Sales at Polycom, Inc., a unified communications and collaboration solutions company. Previously, she served as Senior Vice President of Worldwide Sales for the General Business Sales segment of Juniper Networks, Inc., a networking technology company. Ms. Newell was previously Vice President of Sales for the WebEx division of Cisco Systems, Inc., a networking and communications technology company. Prior to joining the WebEx division, Ms. Newell held a variety of leadership roles within Cisco. Ms. Newell holds a B.A. in business economics from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for:

  •
  Gary Steele, our Chief Executive Officer (our "CEO");

  •
  Paul Auvil, our Chief Financial Officer (our "CFO");

  •
  David Knight, our Executive Vice President, General Manager Information Security Products Group;

  •
  Darren Lee, our Senior Vice President, General Manager Information Archiving and Governance Products Group; and

  •
  Tracey Newell, our Executive Vice President, Worldwide Sales.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the "Named Executive Officers."

        This Compensation Discussion and Analysis provides an analysis of our compensation objectives and considerations for how we compensated our CEO in relation to our performance in 2014, the "best practices" we have adopted with respect to our executive compensation program, an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors arrived at the specific compensation policies and decisions involving the Named Executive Officers during 2014.

2014 Performance

  Excellent Financial Performance

        In 2014 we successfully executed our growth strategy and extended our leadership position in next generation security. Financial highlights for the year include:

  •
  Revenue:  Total revenue for 2014 was $195.5 million, an increase of 42%, compared to $137.9 million for 2013.

  •
  Billings:  Billings were $233.7 million for 2014, an increase of 46% compared to the full year of 2013.

  •
  Gross Profit:  GAAP gross profit for 2014 was $129.9 million compared to $96.4 million for 2013.

  •
  Cash Flow:  We generated $21.3 million in net cash from operations during 2014 compared to generating $12.6 million during 2013. We generated $6.3 million in free cash flow during 2014 compared to $5.0 million during 2013.

We achieved a 2014 total stockholder return ("TSR") of 45.4%, significantly outperforming both our compensation peer group and the NASDAQ Composite index. Further, from our initial public offering in 2012 to the end of December 2014, our stock price has increased over 242.5%, significantly above the Nasdaq Composite Index (IXIC) returns over the same period.

  Achievement of Significant Operational Milestones

  •
  Completed two strategic acquisitions: Netcitadel, an early innovator in threat remediation, and Nexgate, an early leader in social media security and compliance. Both of these acquisitions extend Proofpoint's existing product capabilities and create additional value for our customers.

  •
  Grew our penetration in the Fortune 1000 by roughly 40% (from 181 customers at the close of 2013, to 231 at the close of 2014).

  •
  Grew international revenue by 58%.

CEO Pay-for-Performance

  Objectives

        Our steady and consistent growth since inception, as well as our success in developing a leading next-generation security and compliance company would not have occurred but for the exceptional leadership of our CEO. His focus, creativity and ability to motivate our workforce have been instrumental in our success. Most significantly, his recognized status as a leader in next-generation security has allowed us to attract and develop a top-caliber executive team, capable of achieving our long-term growth objectives.

        We believe that it is critical to our continued success to offer our CEO a total compensation package that will, among other things:

          1.     motivate and reward the achievement of our annual and long-term financial and strategic objectives;

          2.     ensure that he remains with Proofpoint to guide our business so that we emerge as one of the leaders in the next-generation security and compliance market sector; and

          3.     align his total compensation with stockholder performance.

  Compensation

        To achieve these objectives, in 2014 the Compensation Committee approved a target total direct compensation mix for our CEO which includes base compensation and variable compensation in the form of cash bonus and equity. The equity mix is a blend of Restricted Stock Units (RSUs) along with options. All elements of compensation are reviewed independently to warrant merit on their own, and as a whole to ensure a balanced total compensation package.

        The Compensation Committee is satisfied with the alignment of our CEO's total direct compensation with our performance. Over time, as the size, complexity and performance of Proofpoint has grown, the Compensation Committee has adjusted the target total direct compensation opportunity of our CEO to reflect his enhanced role and performance; and his tenure with the organization. The Compensation Committee views bonus compensation and option awards as strong performance-based compensation vehicles. We recognize that the creation of stockholder value and Company growth provide important context for understanding and evaluating the overall appropriateness of our CEO's total direct compensation with the key financial measures that our Board of Directors uses to evaluate the continued growth and long-term market success of our business.

Executive Compensation Best Practices

        In discharging its responsibilities relating to executive compensation, the Compensation Committee looks to enhance the effectiveness of our executive compensation program on an ongoing basis. As a result, our executive compensation program reflects the following policies and practices:

  •
  Independence—The Compensation Committee is composed solely of independent directors and has engaged its own independent compensation consultant.

  •
  Compensation-Related Risk Assessment—We evaluate our compensation programs, policies and practices to ensure that they reflect an appropriate level of risk-taking to further the growth of the business; but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the company.

  •
  Limited Change in Control Benefits—We do not provide for cash payments to our executives in a change of control and provide acceleration of unvested equity only in the event of (i) involuntary termination of employment and (ii) following a change in control of the company.

  •
  Executive Perquisites—We do not provide any significant perquisites or other personal benefits to our executive officers; our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees.

  •
  Retirement Programs—Other than our 401(k) retirement plan generally available to employees, we do not provide defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers.

  •
  Prohibition on Hedging—Under our insider trading policy, our CEO and members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, "sales against the box" or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as "cashless" collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Additionally, under our insider trading policy, no employee, officer or member of our Board of Directors may acquire, sell or trade in any interest or position relating to the future price of our equity securities.

  •
  No Tax "Gross-Ups" or Payments—We do not provide any "gross-ups" or tax payments in connection with any compensation element or any excise tax "gross-up" or tax reimbursement in connection with any change in control payments or benefits.

Executive Compensation Philosophy and Objectives

        We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To successfully grow our business in this dynamic environment, we must continually develop and refine our solutions to stay ahead of customer needs and challenges. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.

        We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers a competitive total compensation program that recognizes and rewards individual performance and contributions to our success, allowing us to attract, retain, and motivate talented executives with the skills and abilities needed to drive our desired business results through short and long-term compensation vehicles.

        The specific objectives of our executive compensation program are to:

  •
  reward the successful achievement of our financial and strategic objectives;

  •
  drive the development of a successful and profitable business;

  •
  support the alignment of executive officer and stockholder interests by rewarding the achievement of company goals and the building of stockholder value;

  •
  attract, motivate, reward, and retain highly-qualified executives who are important to our success; and

  •
  recognize strong performers by offering compensation that rewards individual achievement as well as contributions to our overall success.

Compensation Program Design

        Our executive compensation consists of base salary, an annual cash bonus opportunity, and equity compensation in the form of stock options and restricted stock units.

        Historically, the key component of our executive compensation program has been equity awards for shares of our common stock. As a privately-held company and as a public company, we have emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. In 2014, we began to use Restricted Stock Units (RSUs) as a portion of the equity mix for executives. The majority of equity compensation delivered to our executive team has continued to be in the form of stock options, as the Compensation Committee believes these are an important vehicle in aligning compensation to performance. In 2014, we also began the use of Performance Restricted Stock Units for specific members of the executive team, designed to align and incentivize specific target objectives. We believe that stock options and restricted stock units offer our employees, including the Named Executive Officers, a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, we may introduce other forms of stock-based compensation awards, as we deem appropriate, into our executive compensation program to offer our executive officers additional types of long-term equity incentives that further this objective.

        In 2014, we evaluated our compensation philosophy and programs and in general we review executive compensation annually. As part of this review process, we considered the levels of compensation that we would be willing to pay to ensure that our compensation remains competitive and that we are meeting our retention objectives, and considered the cost to us if we were required to find a replacement for a key executive or employee.

        We also offer cash compensation in the form of base salaries and annual cash bonus opportunities. Typically, we have structured our annual cash bonus and equity bonus opportunities to focus on the achievement of specific short-term financial and strategic objectives that will further our longer-term growth objectives.

        We have used customized industry surveys, including data from the Radford High-Technology Executive Compensation Survey, particularly for public companies with annual revenue of $50 million to $300 million, to assist the Compensation Committee in establishing cash compensation levels for our executive officers with an emphasis on technology companies of similar size, stage of development, and growth potential. We also use the peer group as defined and approved annually by the Compensation Committee. Using this information as a guideline, the Compensation Committee has emphasized remaining competitive in our market and differentiating total cash compensation levels through the use of an annual cash bonus plan and sales commissions. Equity compensation has been delivered on a discretionary basis with the goal to retain top talent and align the interests of our executive officers with the long-term interests of our stockholders.

        We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, the Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each executive officer's compensation package as a whole and its relative size in comparison to our other executive officers.

Compensation-Setting Process

  Role of the Compensation Committee

        Since 2004, the Compensation Committee has been responsible for evaluating, approving, and reviewing the compensation arrangements, plans, policies, and programs for our executive officers, including the Named Executive Officers (other than our CEO), and overseeing our cash-based and equity-based compensation plans. In 2014, decisions with respect to the cash compensation and equity compensation of our executive officers (other than our CEO) were made by the Compensation Committee. In the case of our CEO's cash compensation and equity compensation awards, decisions have been made by the independent members of our Board of Directors.

        At the beginning of each year, the Compensation Committee, after consulting with management, establishes the applicable corporate performance objectives for our company compensation programs and makes decisions with respect to any base salary adjustment, approves certain individual performance objectives and target annual cash bonus opportunities. In 2014, the Compensation Committee itself considered and approved all cash compensation and equity compensation for our executive officers (other than our CEO). Any recommendations for equity awards to our chief executive officer continue to be submitted to the independent members of our Board of Directors for their consideration and approval. After the end of the fiscal year, the Compensation Committee reviews the performance of our executive officers, including the Named Executive Officers, to determine the payouts for the annual cash bonus opportunities for the previous year.

  Role of Management

        In carrying out its responsibilities, the Compensation Committee works with members of our management, including our CEO. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance, market data, and management's perspective and recommendations on compensation matters. This information has included an analysis of the compensation mix and levels of our executive officers compared to the competitive market (as determined using compensation survey data) prepared by our Human Resources Department or the compensation consultant to the Compensation Committee. The Compensation Committee then uses this information as reference points in its deliberations on specific compensation actions and decisions.

        Historically, the initial compensation arrangements with our executive officers, including the Named Executive Officers, have been determined in negotiations with each individual executive. Our

CEO has been responsible for negotiating these arrangements (except with respect to his own compensation), with the oversight and final approval of the Compensation Committee.

        Typically, our CEO will make recommendations to the Compensation Committee regarding compensation matters, including the compensation of our executive officers (except with respect to his own compensation). Historically, these recommendations have been based on a review of competitive market data as prepared by our Human Resources Department or the compensation consultant to the Compensation Committee and our CEO's evaluation of each executive officer's individual performance. He also attends Compensation Committee meetings, except with respect to discussions involving his own compensation. Further, he recuses himself from meetings of our Board of Directors when they engage in deliberations with respect to his cash compensation and equity compensation awards.

        While the Compensation Committee solicits and reviews our CEO's recommendations and proposals with respect to compensation-related matters, the Compensation Committee only uses these recommendations and proposals as one factor in making compensation decisions.

  Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with carrying out its duties. Pursuant to that authority, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc. ("Compensia"), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for 2014. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the chief executive officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee. Compensia representatives meet with our Compensation Committee during certain of its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee's approval. Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has raised any conflict of interest.

  Use of Competitive Data

        To assess the competitiveness of our executive compensation program and current compensation levels and to assist it in setting compensation levels, historically the Compensation Committee referred to standard industry surveys, including the custom Radford High-Technology Executive Compensation Survey and relevant peer company data. While the Compensation Committee reviewed this compensation data to inform its decision-making process, it did not set compensation components to meet specific benchmarks. Instead, the Compensation Committee used this data as a point of reference so that it could set total compensation levels that it believed were reasonably competitive. While compensation levels differed among our executive officers based on competitive factors, and the role, responsibilities, and performance of each specific executive officer, there were not material differences in the compensation policies and practices for our executive officers, including the Named Executive Officers.

        In August 2013, the Compensation Committee reviewed a peer group of companies it had used and removed certain companies because they had been acquired, they were not a good industry match or because of poor revenue or market performance, and added other companies thought to be a better match. This compensation peer group, which consisted of both technology companies that had conducted an initial public offering of their equity securities within the past several years and similarly-sized companies in the same industry sector, was used by the Compensation Committee for reference purposes during its compensation deliberations during 2014.

        This peer group was comprised of the following companies:

Actuate	Jive Software, Inc.
Bazaarvoice	LogMeIn, Inc.
Bottomline Technologies	Millennial Media
BroadSoft, Inc.	Qualys
Constant Contact, Inc.	Responsys
Cornerstone OnDemand	The Ultimate Software Group
Demandware	VASCO Data Security
Ellie Mae
Envestnet
Gigamon
Imperva, Inc.
Infoblox
IntraLinks Holdings

        In the fall of 2014, using the same criteria as described above but updating the selection criteria for revenue growth and market capitalization to align with Proofpoint's growth and to reflect better fit with Proofpoint's industry, as well as removing any peers due to consolidation, the Compensation Committee, with the assistance of the compensation consultant modified the peer group by removing Actuate, IntraLinks Holdings, Millenial Media, Envestnet and Responsys and then adding Barracuda Networks, FireEye, Marketo, MobileIron, and Zendesk. This peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in January of 2015.

Executive Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts and awards are determined.

  Base Salary

        Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our Named Executive Officers for services rendered during the year, and to ensure that we remain competitive in attracting and retaining executive talent. The Compensation Committee conducts an annual review of each executive officer's base salary and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, contributions, responsibilities, experience, prior salary level and position (in the case of a promotion), and market conditions.

        In January 2014, the Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers, taking into consideration a compensation analysis performed by Compensia and the base salary recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Exercising its judgment and discretion, the Compensation Committee determined to make adjustments to the annual base salaries of certain of our executive officers between 5% and 6% and decided to not adjust the annual base salaries of other executive officers, including the CEO. The Compensation Committee took into account data from the Radford High-Technology Executive Compensation Survey and the data from the peer group companies compiled by Compensia in making these subjective determinations. The Compensation Committee determined that such adjustments were necessary and appropriate to maintain the fixed component of our executive officers' compensation at competitive levels.

        The adjustments to the base salaries of the Named Executive Officers for 2014 were as follows:

Named Executive Officer	2013 Base Salary	Percentage Increase	2014 Base Salary
Mr. Steele	$450,000	0%	$450,000
Mr. Auvil	$340,000	6%	$360,000
Mr. Knight	$275,000	5%	$290,000
Mr. Lee	$250,000	6%	$265,000
Ms. Newell	$400,000	0%	$400,000

        These base salary adjustments were effective on February 1, 2014.

        The Compensation Committee reviews market and peer data as a framework for determining base salaries. While performance is also a factor for base adjustments, should the market suggest that the current salary is competitive, and positioned appropriately to market, an adjustment may not be made. While performance measures were attained, Mr. Steele and Ms. Newell's base salaries were not adjusted as they are sufficiently positioned in the market range for position scope and performance. However, Mr. Auvil, and Mr. Knight, and Mr. Lee's base salaries adjusted to strengthen alignment with market, maintain a retentive position, and reflect performance and contribution.

        The base salaries paid to the Named Executive Officers during 2014 are set forth in the Summary Compensation Table below.

  Annual Cash Bonuses

        We use cash bonuses to motivate our executive officers, including the Named Executive Officers, to achieve our annual financial and operational objectives, while making progress towards our longer-term growth and other goals. Generally at the beginning of each year, the Compensation Committee adopts an annual bonus targets for our management team and selects one or more corporate financial and operational measures based on our annual operating plan for use in determining the target size of the bonus pool for the year from which bonuses will be paid. In addition, with respect to our executive officers, including the Named Executive Officers, the Compensation Committee also establishes target bonus opportunities for each executive officer and determines the individual performance objectives for variable compensation for certain executive officers.

  2014 Executive Bonus Plan

        In January 2014, the Compensation Committee approved the targets for our Executive Bonus Plan for purposes of providing bonus opportunities to our management team, including the Named Executive Officers.

  Target Bonus Opportunities

        Under the Executive Bonus Plan, the target bonus opportunities were designed to reward our executive officers based on our overall company performance and the individual executive officer's contribution to that performance. They are also aligned to market to ensure a competitive and retentive total cash compensation package. As in prior years, the Compensation Committee determined that the target bonus opportunities for each executive officer should be determined as a percentage of such executive officer's base salary. In January 2014, target bonus opportunities were adjusted for the Named Executive Officers, to align to market and peer company target opportunities; to ensure we continued to deliver at market cash compensation. In addition, Ms. Newell is no longer compensated pursuant to a sales commission plan and therefore her target bonus opportunity was upwardly adjusted. The target bonus opportunities for the Named Executive Officers were as follows:

Named Executive Officer	2013 Target Bonus Opportunity (as a percentage of base salary	2014 Bonus Opportunity (as a percentage of base salary
Mr. Steele	100%	100%
Mr. Auvil	50%	75%
Mr. Knight	50%	50%
Mr. Lee	40%	50%
Ms. Newell	44%	90%

        With respect to each of the Named Executive Officers listed above, the amount of the target bonus opportunity was established by the Compensation Committee in consultation with our CEO (except with respect to his own target bonus opportunity) and was based on several factors, including the scope of the Named Executive Officer's performance, contributions, responsibilities, experience, prior years' target bonus opportunities and position (in the case of a promotion), and market conditions. In particular, Paul Auvil's bonus target was established at a higher target so that his total compensation, including bonus, was competitive to similarly situated executives in our peer group. In the case of Tracey Newell's bonus target, the bonus target percentage was raised in part because her compensation mix was adjusted by removing her commission-based compensation, and aligning it to the performance of the overall business establishing a stronger link of compensation to company performance; therefore, the increase in bonus target percentage did not result in an increase to her overall target compensation.

Corporate Performance Measures

        Under the Executive Bonus Plan, the Compensation Committee selected revenue and EBITDA, measured quarterly, as the two corporate performance measures that best supported our annual operating plan and enhanced long-term value creation for purposes of funding the bonus pool. For purposes of funding the plan bonus pool on a quarterly basis, achievement of certain quarterly revenue targets would incrementally fund the bonus pool, though the quarterly bonus pool funding would be adjusted based on measurement of the company's planned EBITDA target for such quarter (which measure was modified to exclude commissions), The Compensation Committee believed that the target levels for these two performance measures for 2014 would require a focused effort by management to achieve the performance required to fund the bonus pool at target. Set forth below is a chart that indicates the revenue and EBITDA targets as well as Proofpoint's performance against those targets.

Quarter	Revenue Performance	EBITDA Performance
Q1	$42.7 million against a target of $39.5 million	–1.4 million against a target of –3.2 million
Q2	$46.4 million against a target of $41.6 million	0.1 million against a target of –1.2 million
Q3	$50.3 million against a target of $44.7 million	0.3 million against a target of –1.2 million
Q4	$56.1 million against a target of $47.6 million	0.4 million against a target of 0.3 million

Individual Performance Measures

        To achieve our compensation objective of rewarding individual performance, our CEO developed a series of performance objectives for our executive officers, including the other Named Executive Officers (other than himself), which he deemed to be integral to the achievement of the corporate performance objectives as well as the strengthening of our internal operations. In addition, the

Compensation Committee determined the individual performance objectives that would be applicable to our CEO.

        For purposes of the Executive Bonus Plan, these performance objectives for the Named Executive Officers participating in the Executive Bonus Plan were as follows: for Mr. Steele, his performance objectives related to achieving our externally-communicated revenue and billings, free cash flow, and gross margin targets, staffing recruitment and development, sales team productivity, inorganic growth and geographic revenue mix; for Mr. Auvil, his performance objectives related to the public reporting process and associated statutory filings, investor relations, continued cost reductions, and continued forecasting and reporting process improvements; for Mr. Knight, his performance objectives related to product positioning, sales enablement, service delivery and revenue delivery; and for Mr. Lee, his performance objectives related to product enhancement, revenue delivery, and gross margin and for Ms. Newell, her performance objectives related to sales team productivity, quota-carrying sales capacity and sales leadership recruitment and hiring. Each executive officer's individual contributions towards the achievement of these performance objectives was evaluated and attainment against their performance measures was recommended to the Compensation Committee. In the case of our CEO, the independent members of the Board of Directors evaluated his individual contributions towards the achievement of his performance objectives.

Award Decisions and Analysis

        In January 2015, the Compensation Committee evaluated our performance for 2014 and determined the attainment of the target bonus opportunity and resulting target payment to be paid to our executive officers, including the Named Executive Officers, for 2014. In making these awards, the Compensation Committee consulted with our CEO with respect to the Named Executive Officers (except with respect to his own bonus) and evaluated our financial and operational performance and the level of achievement of the corporate performance objectives for the year. The Compensation Committee determined that, with respect to the annual revenue target and target EBITDA performance for 2014, the size of the bonus pool to be used to pay cash bonuses under the Executive Bonus would be 113.763%.

        Our CEO evaluated the achievement of each executive officer against his individual performance objectives and formulated a recommendation for each such executive officer's annual bonus for consideration by the Compensation Committee. These recommendations were based on his subjective assessment of each individual's contributions against their personal performance objectives during the year. In the case of our CEO, the independent members of the Board of Directors evaluated his performance against his individual performance objectives and determined the amount of his annual bonus. Mr. Steele was determined to have satisfied his performance objectives at a level of 97%. Mr. Auvil was determined to have satisfied his personal performance objectives at a level of 98%. Ms. Newell was determined to have satisfied her personal performance objectives at a level of 97%. Mr. Knight was determined to have satisfied his personal performance objectives at a level of 94%. Mr. Lee was determined to have satisfied his personal performance objectives at a level of 90%.

        Based on these determinations, the Compensation Committee approved cash bonuses based on pro-rated salaries to account for salary increases for the Named Executive Officers as follows:

	Target Bonus (100%)	Target Bonus (funded at 113.763%)	Individual performance %	2014 Bonus
Gary Steele	450,000.00	$511,933.50	97%	496,575
Paul Auvil	259,300.00	$294,987.46	98%	289,088
David Knight	145,000.00	$164,956.35	94%	155,059
Robert Darren Lee	128,575.00	$146,270.78	90%	131,644
Tracey Newell	356,400.00	$405,451.33	97%	393,288	(1)

(1)
Ms. Newell's actual awarded bonus was reduced to $380,390 as an offset to commissions she was paid in 2014 as part of the transition away from commission based compensation for Ms. Newell.

  Equity Compensation

        We use equity awards to incent and reward our executives officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards have been granted in the form of stock options to purchase shares of our common stock and in the form of restricted stock units. We believe that an appropriate mix of stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, and restricted stock units allow us to compete effectively in the current market and provide an appropriate long-term incentive for our executive officers, since the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date and the restricted stock units provide long-term retentive value.

2014 Awards

        Prior to 2014, we typically granted stock options to our Named Executive Officers, as part of the Compensation Committee's annual review of executive compensation. As of 2014, we began to primarily grant RSUs. Also, in 2014 the Compensation Committee began to make additional performance-based RSU awards to certain individuals, with the vesting of a portion of these awards granted contingent not only on continued service but also on achievement of performance milestones. The 2014 performance RSUs had vesting contingent on new annual recurring revenue achievement by product line related to particular executives. While we exceeded our overall annual revenue targets, the new annual recurring revenue stretch milestones in these performance RSUs granted in 2014 were not achieved. As a result no performance RSUs were earned by our named executive officers.

        To date, the Compensation Committee has not applied a rigid formula in determining the size of these equity awards. Instead, the Compensation Committee considers and approves an equity award for each executive officer after taking into consideration a compensation analysis performed by our Human Resources Department and/or the Compensation Committee's compensation consultant, the equity award recommendations of our CEO (except with respect to his own award), the scope of an executive officer's performance, contributions, responsibilities and experience, and the amount of equity compensation held by the executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives, market conditions, and internal equity). In making its award decisions, our Compensation Committee exercises its judgment and discretion to set the size of each award and the conditions surrounding the vesting of such award at a level it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

2015 Awards

        On January 28, 2015, the Compensation Committee authorized the Company to process, as part of its normal monthly grant process, the grant of stock option awards and restricted stock unit awards (consisting of both a mix of awards that vest over time and awards which only vest upon satisfaction of certain performance criteria relating to revenue growth and profitability over multiple quarters) for certain of our executive officers, including the Named Executive Officers, in light of the contributions listed above, including each executive officer's individual performance for 2014, and an overall assessment of our financial performance in areas such as revenue, bookings, gross margin and cash flow. In addition, on April 16, 2015, the Compensation Committee approved an additional grant of RSUs to David Knight. On January 28, 2015, the independent members of our Board of Directors approved our CEO's cash compensation and authorized the Company to process, as part of its normal monthly grant process, the grant of equity compensation awards for our CEO.

        The size of these grants was determined by the Compensation Committee (or independent Board members in the case of the CEO) based on its evaluation of a compensation analysis prepared by Compensia, its subjective assessment of the performance of each of our executive officers, and its motivation and retention objectives for each of our executive officers and relevant peer company and market data. Initially, the Compensation Committee reviewed the analysis prepared by Compensia, which was based on its evaluation of the recent equity decisions of the companies in the compensation peer group described above, as well as the practices of similarly-sized companies as reflected in the custom Radford High-Technology Executive Compensation Survey. This information was used by the Compensation Committee to assess current market practices for equity awards to executives and to evaluate how the contemplated awards would influence the total direct compensation of the executive officers. More specifically, the company reviews equity grant sizes from two perspectives; grant-date fair value and grant-date value as a percentage of market capitalization. We believe this approach allows for a more stable methodology on a year-over-year basis and ensures a more qualitative method to evaluate market values for equity and helps ensure Proofpoint is granting equity in amounts that is market balanced and in line with our overall compensation philosophy.

        The Compensation Committee then exercised its subjective judgment to set the value of the equity awards for each executive officer, taking into consideration its assessment of each individual's performance (based largely on the recommendations of our CEO), the current equity holdings of each executive officer (with an emphasis on the remaining vesting requirements of any unvested holdings), the relative roles and responsibilities of each executive officer, and its desire to maintain parity in the awards granted to executive officers performing substantially similar responsibilities. In particular, in the case of the award for Mr. Auvil, the Compensation Committee considered his performance of his responsibilities as our principal financial executive with respect to his performance of this role in 2014, overall company financial performance in 2014, and his current total and future equity position. The Compensation Committee also noted that a new award would provide him with additional incentive to remain with the company for the next several years as we aim to expand our business as a public company. In the case of Ms. Newell, the Compensation Committee considered her performance of her responsibilities as our principal sales executive and with respect to her performance of this role in 2013, overall sales performance and productivity, company growth in 2013 and her current total and future equity position. Furthermore the Compensation Committee addressed the need to be competitive in the current market, and its expectations with respect to her performance of this role in 2015 and for the next several years as we aim to expand our business as a public company.

        In the case of the award for Mr. Steele, the independent members of the Board of Directors considered his performance in all prior years and specifically in 2014. They considered the performance and growth of the business in 2014 and his efforts to develop our senior management team. The independent members of the Board of Directors also noted that, as the chief executive officer of a public company with a recent history of steady revenue growth and strong overall performance, his ability in moving us toward profitability, and his proven leadership in a growing industry sector, a meaningful equity award was appropriate to set his overall total direct compensation opportunity at a level commensurate with the chief executive officers of the companies in the compensation peer group.

        The stock options for the Named Executive Officers were granted with an exercise price equal to $56.92 per share, the fair market value of our common stock as determined by the closing price on that date. The stock option, restricted stock unit award grants and performance restricted stock unit award grants made to the Named Executive Officers were as follows:

Named Executive Officer	Number of Shares Underlying Stock Option Grant(s)s and Restricted Stock Unit Award(s) (regular and performance)
Mr. Steele	100,000 Options, 43,000 RSUs and 58,000 performance RSUs
Mr. Auvil	32,000 Options, 17,000 RSUs and 22,000 performance RSUs
Mr. Knight	13,000 Options, 14,000 RSUs and 10,000 performance RSUs
Mr. Lee	6,000 Options, 3,000 RSUs and 10,000 performance RSUs
Ms. Newell	21,000 Options, 11,000 RSUs and 14,000 performance RSUs

  Welfare and Other Benefits

        We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently do not match any contributions made to the plan by our employees, including executive officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that eligible contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

        In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2014, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer.

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee or the independent members of the Board of Directors, as applicable.

Employment Agreements

        We have entered into employment agreements with each of our executive officers, except as described below, which are comprised of an offer letter, an inventions assignment and confidentiality agreement, and an Arbitration Agreement. Our employment agreement with Mr. Steele is comprised solely of an offer letter and the Employee Confidentiality Agreement. Each of these arrangements was approved on our behalf by our Board of Directors or, in certain instances, the Compensation Committee. We believe that these employment offer letters were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

        In filling these executive positions, our Board of Directors and the Compensation Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a unique market niche. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our Board of Directors and the Compensation Committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

        Each of these employment offer letters provided for "at will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity and/or a commissions plan, and an equity award in the form of a stock option to purchase shares of our common stock. The actual compensation of the executive officers may no longer be accurately reflected in the letters. Except for Ms. Newell, who has a severance arrangement (described below), these letters do not provide for any arrangements for payments or benefits upon termination of their employment in specified circumstances, including following a change in control (except the programmatic benefits inherent in any stock option award for the executives). These arrangements (including potential payments and terms) are discussed in more detail in the "—Potential Payments upon Termination or Change in Control" section below.

  Outstanding Stock Options and Restricted Stock Units

        For executive officers who have worked for our company one year or more prior to involuntary termination, in the event that the employment of the executive officer is involuntarily terminated within 18 months following a change in control of our company, the unvested shares of our common stock subject to all of the outstanding stock options or restricted stock units previously granted to such executive officer will become immediately vested and exercisable in full, as described in "—Potential Payments Upon Termination or Change in Control." For executive officers who have worked for our company less than one year prior to involuntary termination, in the event that the employment of the executive officer is involuntarily terminated within 18 months following a change in control of our company, the shares of our common stock subject to the outstanding stock options or restricted stock units that are scheduled to be vested through the twelve (12) month anniversary of the change of control event will become immediately vested and exercisable in full, as described in "—Potential Payments Upon Termination or Change in Control."

  Objectives of Protections

        We believe that these protections assisted us in attracting these individuals to join our company. We also believe that these protections serve our executive retention objectives by helping the Named Executive Officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our company. The terms of these agreements were determined after review by our Board of Directors or the Compensation Committee, as applicable, of our retention goals for each executive officer and an analysis of relevant market data.

        For a summary of the material terms and conditions of these severance and change in control arrangements, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies

  Stock Ownership Guidelines

        Currently, we have not implemented a policy regarding minimum stock ownership requirements for our executive officers, including the Named Executive Officers.

  Compensation Recovery Policy

        Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (clawback) policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

  Derivatives Trading and Hedging Policy

        Our Insider Trading Policy, adopted in April 2012 concurrently with our initial public offering, and amended in March 2013 and October 2013, prohibits the trading of derivatives or the hedging of our equity securities by our employees, including the Named Executive Officers, and directors.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1.0 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1.0 million may only be deducted if it is "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        Where reasonably practicable, the Compensation Committee seeks to qualify the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m). In the future, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 during 2014, and we have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Accounting for Stock-Based Compensation

        We follow ASC 718 for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Risk Assessment of Compensation Programs

        We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Executive Compensation Tables

        The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to, our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers serving as such at December 31, 2014 for all services rendered in all capacities to us during 2014.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)		All Other Compensation		Total($)(4)
Gary Steele	2014	$450,000	$2,518,200	$2,387,124	$496,575		$300	(5)	$5,852,199
President and Chief Executive Officer	2013	$441,250		$1,374,732	$344,442		$300	(5)	$2,160,724
	2012	$317,500		$555,325	$240,779		$300	(5)	$1,173,904
Paul Auvil	2014	$358,333	$1,591,416	$1,678,800	$289,087		$300	(5)	$3,917,936
Chief Financial Officer	2013	$336,250		$687,366	$145,377		$300	(5)	$1,169,293
	2012	$307,500		$166,518	$112,274		$300	(5)	$586,672
David Knight	2014	$288,749	$690,900	$497,318	$143,115		$3,669	(6)	$1,623,751
Executive Vice President,	2013	$272,917		$496,431	$105,803		$5,362	(6)	$880,513
GM Information Security	2012	$247,917		$222,130	$80,861		$2,438	(6)	$553,646
Darren Lee	2014	$263,750	$345,450	$72,619	$131,644		$300	(5)	$813,763
Executive Vice President, GM	2013	$247,917		$305,496	$72,619		$300	(5)	$626,332
Information Archiving and Governance	2012	225,856			$44,348		$300	(5)	$270,504
Tracy Newell	2014	$400,000	$503,640	$437,639	$432,312	(7)	$19,046	(8)	$1,792,637
Executive Vice President,	2013	$238,348	$2,400,750	$2,873,710	$58,186		$300	(5)	$5,570,994
Worldwide Sales	2012

(1)
The amounts in this column represent the aggregate grant date fair values of the restricted stock units granted during the year indicated in the row.

(2)
The amounts in this column represent the aggregate grant date fair values of the stock options granted during the year indicated in the row, computed in accordance with FASB Accounting Standards Codification Topic 718.

(3)
The amounts in this column represent total performance-based bonuses earned for services rendered in the year referenced in the row under the bonus plan. As described above, achievement under the Executive Bonus Plan takes into consideration corporate performance measures, in this case annual revenue targets and target EBITDA, as well as individual performance. In the case of Ms. Newell, the amounts also reference commission-related payments.

(4)
The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.

(5)
Represents amounts relating to payment of life insurance premiums.

(6)
Represents amounts relating to discounts from the market price of Company stock at the date of purchase pursuant to Mr. Knight's participation in the Company's employee stock purchase plan and, for each year, $300 relating to payment of life insurance premiums.

(7)
Consists of $380,390 relating to performance-based bonuses under the Executive Bonus Plan described above and $51,922 in commission-related payments.

(8)
Represents amounts relating to discount from the market price of Company stock at the date of purchase pursuant to Ms. Newell's participation in the Company's employee stock purchase plan and $300 relating to payment of life insurance premiums.

Grants of Plan-Based Awards

        The following table provides information on awards of restricted stock units, performance-based restricted stock units, and cash-based performance awards in 2014 to each of our Named Executive Officers. There can be no assurance that the Grant Date Fair Value of the restricted stock unit awards will ever be realized. The grant date fair value of these awards is included in the "Stock Awards" columns of the Summary Compensation Table. Any columns required by Securities and Exchange Commission rules have been omitted when there are no amounts to report.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary Steele	3/17/2014							60,000	2,518,200
	3/26/2014							120,000	2,387,124
		$225,000	$450,000	$575,000
Paul Auvil	3/17/2014							40,000	1,591,416
	3/26/2014							80,000	1,678,800
		$129,650	$259,300	$388,950
David Knight	3/17/2014							10,000	$419,700
	3/26/2014							25,000	$497,318
	5/14/2014				10,000	10,000	10,000		$271,200
		$72,500	$145,000	$217,500
Darren Lee	3/17/2014							5,000	$209,850
	3/26/2014							25,000	$497,318
	5/14/2014				5,000	5,000	5,000		$135,600
		$64,288	$128,575	$192,862
Tracey Newell	3/17/2014							12,000	$503,640
	3/26/2014							22,000	$437,639
		$178,200	$356,400	$534,600

        The following table provides information regarding each unvested stock award and unexercised stock option held by our Named Executive Officers as of December 31, 2014.

Outstanding Equity Awards at December 31, 2014

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#)(1)						Market Value of Shares or Units of Stock That Have Not Vested ($)
				Option Exercise Price ($)(3)(4)		Number of Shares or Units That Have Not Vested (#)(6)
					Option Expiration Date
Name	Exercisable	Unexercisable(2)
Gary Steele	253,956	0		1.90	10/25/2016	60,000	2,893,800
	49,999	0		3.06	1/26/2019
	251,763	0		3.06	3/15/2019
	367,634	15,318	*(5)	3.88	3/8/2020
	100,000	0		5.48	4/28/2021
	125,000	33,854	*	7.98	1/22/2022
	82,500	97,500		14.12	3/4/2023
Paul Auvil	200,000	8,333	*	3.88	3/8/2020
	37,500	2,343	*	5.48	4/28/2021
	37,500	10,156	*	7.98	1/22/2022
	41,250	48,750		14.12	3/4/2023
	0	80,000		36.00	3/25/2024
David Knight	114,000	15,624	*	5.48	4/29/2021	10,000	482,300
	50,000	13,542	*	7.98	1/22/2022	10,000	482,300
	472	21,667		14.12	3/4/2023
	0	25,000		36.00	3/25/2024
Darren Lee	4,861	0		7.98	12/28/2021	5,000	241,150
	4,639	17,500		14.12	3/4/2023	5,000	241,150
	7,813	17,187		36.00	3/25/2024
Tracey Newell						56,250	2,712,938
	58,333	116,667		29.44	10/10/2023	12,000	578,760
	0	22,000		36.00	3/25/2024

(1)
Unless otherwise noted in these footnotes, all stock options referenced in this table vest as to 25% of the shares of our common stock subject to the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
Each of the options granted under the 2002 stock option/stock issuance plan was exercisable immediately upon grant, subject to our right to repurchase the unvested shares at the exercise price upon termination of the optionee's employment. The heading "unexercisable" with respect to grants that are marked with an asterisk refers to unvested shares that we still have the right to repurchase upon termination of the optionee's employment.

(3)
Represents the fair market value of a share of our common stock, as determined by our Board of Directors or as determined by the closing market price, on the option's grant date. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies—Stock-Based Compensation" of our annual report on Form 10-K for a discussion of how we have valued our common stock.

(4)
Pursuant to the existing option agreements, in the event of a change in control of our company, if the Named Executive Officer has been employed by our company continuously for at least one year at the time of the change of control, then 100% of the then-unvested portion of each Named Executive Officer's options will accelerate in full in the event of an involuntary termination of employment, as defined in the Named Executive Officer's option agreement, in connection with or within 18 months following a change in control of our company.

(5)
Stock options granted commenced vesting monthly on February 11, 2011.

(6)
Unless otherwise noted in these footnotes, all restricted stock units referenced in this table vest as to 25% of the shares of our common stock subject to the restricted stock unit on each of the four (4) successive anniversaries of the vesting commencement date. Pursuant to the existing RSU agreements, in the event of a change in control of our company, if the Named Executive Officer has been employed by our company continuously for at least one year at the time of the change of control, then 100% of the then-unvested portion of each Named Executive Officer's RSUs will accelerate in full in the event of an involuntary termination of employment, as defined in the Named Executive Officer's RSU agreement, in connection with or within 18 months following a change in control of our company.

Fiscal 2014 Options Exercised and Stock Vested

        The following table provides information regarding stock option exercises by our Named Executive Officers as of December 31, 2014, and the number of shares of restricted stock units held by each Named Executive Officer that vested during the 2014 fiscal year. Value realized on option exercise is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Value realized on vesting of restricted stock unit awards is based on the fair market value of our common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary Steele	18,312	666,050
	20,000	802,928
	20,000	879,350
Paul Auvil	—	—
David Knight	6,000	$165,569
	6,000	$204,737
	6,000	$222,137
	6,000	$144,958
	6,000	$125,441
	6,000	$190,211
	6,000	$166,663
	6,000	$210,920
	6,000	$192,608
	6,000	$153,753
	6,000	$226,822
	10,000	$422,944
Robert Darren Lee	10,000	$288,653.00
	5,000	$156,004.50
	5,000	$155,963.00
	10,000	$343,254.00
	10,000	$272,558.00
	5,000	$92,034.00
	5,000	$110,151.00
	10,000	$259,833.00
	10,000	$312,882.00
	10,000	$309,988.00
	10,000	$260,120.00
	10,000	$349,156.00
	9,183	$342,454.00
	7,956	$296,696.74
	7,861	$244,887.44
	10,000	$316,518.00
Tracey Newell	—	—	18,750	$732,000

Potential Payments upon Termination or Change of Control

        We have entered into employment, termination of employment and change-in-control arrangements with our Named Executive Officers as summarized below:

        Gary Steele.    Mr. Steele's initial offer letter no longer provides for any compensation in the event that he is terminated with or without cause. However, all of his equity compensation grants provide that if within 12 months following a change of control of Proofpoint we terminate his employment without cause or if Mr. Steele terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Steele gives 90 days written notice of such occurrence and the Company has 30 days opportunity to cure), all then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Steele will fully vest on his termination date.

        For purposes of Mr. Steele's equity compensation grants, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Proofpoint after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Proofpoint.

        The following table summarizes the potential payments and benefits payable to Mr. Steele upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Steele was terminated on December 31, 2014.

				Following a Change in Control
Executive Benefits and Payments upon Termination	Voluntary Termination or Termination for Cause	Involuntary Termination Not for Cause	Termination for Good Reason	Involuntary Termination Not for Cause	Termination for Good Reason
Base Salary	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0
Value of Accelerated Options	$0	$0	$0	$7,102,446	$7,102,446
Value of Accelerated Restricted Stock Units	$0	$0	$0	$2,893,800	$2,893,800
Other Benefits	$0	$0	$0	$0	$0

        Paul Auvil.    Mr. Auvil's offer letter does not provide for any compensation in the event that he is terminated with or without cause. However, all of his equity compensation grants provide that if within 12 months following a change of control of Proofpoint we terminate his employment without cause or if Mr. Auvil terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Auvil gives 90 days written notice of such occurrence and the Company has 30 days opportunity to cure), all then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Auvil will fully vest on his termination date.

        For purposes of Mr. Auvil's equity compensation grants, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Proofpoint after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Proofpoint.

        The following table summarizes the potential payments and benefits payable to Mr. Steele upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Auvil was terminated on December 31, 2014.

				Following a Change in Control
Executive Benefits and Payments upon Termination	Voluntary Termination or Termination for Cause	Involuntary Termination Not for Cause	Termination for Good Reason	Involuntary Termination Not for Cause	Termination for Good Reason
Base Salary	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0
Value of Accelerated Options	$0	$0	$0	$3,197,837	$3,197,837
Value of Accelerated Restricted Stock Units	$0	$0	$0	$1,929,200	$1,929,200
Other Benefits	$0	$0	$0	$0	$0

        David Knight.    Mr. Knight's offer letter does not provide for any compensation in the event that he is terminated with or without cause. However, all of his equity compensation grants provide that if within 12 months following a change of control of Proofpoint we terminate his employment without cause or if Mr. Knight terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Knight gives 90 days written notice of such occurrence and the Company has 30 days opportunity to cure), all then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Knight will fully vest on his termination date.

        For purposes of Mr. Knight's equity compensation grants, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Proofpoint after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Proofpoint

        The following table summarizes the potential payments and benefits payable to Mr. Knight upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Knight was terminated on December 31, 2014.

				Following a Change in Control
Executive Benefits and Payments upon Termination	Voluntary Termination or Termination for Cause	Involuntary Termination Not for Cause	Termination for Good Reason	Involuntary Termination Not for Cause	Termination for Good Reason
Base Salary	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0
Value of Accelerated Options	$0	$0	$0	$2,719,686	$2,719,686
Value of Accelerated Restricted Stock Units	$0	$0	$0	$964,600	$964,600
Other Benefits	$0	$0	$0	$0	$0

        Robert Darren Lee.    Mr. Lee's offer letter does not provide for any compensation in the event that he is terminated with or without cause. However, all of his equity compensation grants provide that if within 12 months following a change of control of Proofpoint we terminate his employment without cause or if Mr. Lee terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Lee gives 90 days written notice of such occurrence and the Company has 30 days opportunity to cure), all then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Lee will fully vest on his termination date.

        For purposes of Mr. Lee's equity compensation grants, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Proofpoint after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Proofpoint.

        The following table summarizes the potential payments and benefits payable to Mr. Lee upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Lee was terminated on December 31, 2014.

				Following a Change in Control
Executive Benefits and Payments upon Termination	Voluntary Termination or Termination for Cause	Involuntary Termination Not for Cause	Termination for Good Reason	Involuntary Termination Not for Cause	Termination for Good Reason
Base Salary	$0	$0	$0	$0	$0
Bonus	$0	$0	$0	$0	$0
Value of Accelerated Options	$0	$0	$0	$1,044,811	$1,044,811
Value of Accelerated Restricted Stock Units	$0	$0	$0	$482,300	$482,300
Other	$0	$0	$0	$0	$0

        Tracey Newell.    Ms. Newell's offer letter provide that if within 12 months following a change of control of Proofpoint we terminate her employment without cause or if Ms. Newell terminates her employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary, provided that, Ms. Newell gives 90 days written notice of such occurrence and the Company has 30 days opportunity to cure), Ms. Newell will receive severance equal to 6 months of salary plus an amount equal to 6 months of Cobra premiums and all then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Ms. Newell will fully vest on her termination date.

        We have also agreed that in the event we terminate Ms. Newell's employment without cause, or if Ms. Newell terminates her employment for good reason, Ms. Newell will receive 6 months' salary and equal to 6 months of Cobra premiums. Our obligation to make any severance payments is expressly conditioned upon Ms. Newell's execution and delivery of a general release and waiver of all claims.

        In the event that a portion of the severance and other benefits provided to Ms. Newell under the offer letter or any other agreement, benefit, plan or policy of Proofpoint are subject to a specified federal excise tax in connection with a change of control, such severance and other benefits will be reduced on a pre-tax basis if such reduction would provide Ms. Newell with a greater amount of severance and other benefits on an after-tax basis.

        For purposes of Ms. Newell's employment offer letter, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Proofpoint after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Proofpoint.

        The following table summarizes the potential payments and benefits payable to Ms. Newell upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Ms. Newell was terminated on December 31, 2014. Ms. Newell's employment contract requires that the severance payment be paid in a lump sum.

				Following a Change in Control
Executive Benefits and Payments upon Termination	Voluntary Termination or Termination for Cause	Involuntary Termination Not for Cause	Termination for Good Reason	Involuntary Termination Not for Cause	Termination for Good Reason
Base Salary	$0	$200,000	$200,000	$200,000	$200,000
Bonus	$0	$0	$0	$0	$0
Value of Accelerated Options	$0	$0	$0	$2,461,233	$2,461,233
Value of Accelerated Restricted Stock Units	$0	$0	$0	$3,291,698	$3,291,698
Other	$0	$12,366	$12,366	$12,366	$12,366

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Proofpoint under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Mr. Feiber, Chair
Ms. Evan
Mr. Garn

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2014 with respect to compensation plans under which shares of our common stock may be issued. The category "Equity compensation plans approved by security holders" in the table below consists of the 2002 Stock Option/Stock Issuance Plan, 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan. The table does not include information with respect to shares subject to outstanding awards granted under other equity compensation arrangements assumed by Proofpoint in connection with mergers and acquisitions of the companies that originally granted those awards.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,288,071	(1)	$11.0578	8,190,147	(2)
Equity compensation plans not approved by security holders(3)	20		$7.98	–0

Total	5,228,091		$11.0578	8,190,147

(1)
Excludes purchase rights accruing under the 2012 Employee Stock Purchase Plan.

(2)
Includes 926,015 shares that remain available for purchase under the 2012 Employee Stock Purchase Plan and 2,934,118 shares of common stock that are subject to outstanding awards under the 2012 Equity Incentive Plan. Any such shares of common stock that are subject to outstanding awards under the 2002 Stock Option/Stock Issuance Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be available for future grant and issuance under the 2012 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2012 Equity Incentive Plan will increase automatically on the first day of January of each of 2013 through 2016 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st. Similarly, the number of shares reserved for issuance under our 2012 Employee Stock Purchase Plan will increase will increase automatically on the first day of January of each of 2013 through 2020 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share).

(3)
Excludes information for options, warrants and other equity rights assumed by Proofpoint in connection with mergers and acquisitions. As of December 31, 2014, a total of 20 shares of our common stock were issuable upon settlement of outstanding restricted stock units under those other assumed arrangements. No additional awards may be granted under those assumed arrangements.

 RELATED PARTY TRANSACTIONS

        Other than compensation arrangements, including employment, termination of employment and change of control arrangements and indemnification arrangements, discussed above in the section entitled "Executive Compensation," there are no transactions since January 1, 2014 or currently proposed transactions in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeded or exceeds $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties

        Our board of directors has adopted a written related person transactions policy, which will became upon the closing of this offering. Under this policy, the audit committee reviews transactions that may be "related-person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

        This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

  •
  employment-related compensation to executive officers that is approved by the compensation committee;

  •
  compensation to non-employee directors that is approved by our board of directors and is required to be reported in our proxy statement;

  •
  transactions with another company at which:

  •
  the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in that partnership;

  •
  the related person is a director (and his or her interest in the transaction arises solely from his or her position as a director of that company);

  •
  charitable contributions, grants or endowments by us to a charitable organization, foundation or university at which the related person's only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in our fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

  •
  transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of those securities receive proportional benefits;

  •
  ordinary course business travel and expenses, advances and reimbursements; and

  •
  payments made pursuant to (i) directors and officers insurance policies, (ii) our certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by our board of directors, such as indemnification agreements.

        When transactions involving related persons do not fall into one of the above categories, they will be reviewed by our disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the audit committee. Transactions may also be identified through our code of business conduct and ethics or other policies and procedures and reported to the audit committee. The audit committee will review the material facts of all related person transactions and either approve, disapprove, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of Proofpoint's Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Proofpoint under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Proofpoint specifically incorporates it by reference.

        The Audit Committee has reviewed and discussed with Proofpoint's management and PricewaterhouseCoopers, LLP the audited consolidated financial statements of Proofpoint for the year ended December 31, 2014. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers, LLP its independence from Proofpoint.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Proofpoint's annual report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Dana Evan, Chair
Anthony Bettencourt
Douglas Garn

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Proofpoint's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attn: Corporate Secretary.

        To be timely for the 2016 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Proofpoint not earlier than 5:00 p.m. Pacific Time on February 24, 2016 and not later than 5:00 p.m. Pacific Time on March 25, 2016. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Proofpoint's bylaws.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Proofpoint's 2015 annual meeting must be received by the Company not later than February 9, 2016 in order to be considered for inclusion in Proofpoint's proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act requires Proofpoint's directors, executive officers and any persons who own more than 10% of Proofpoint's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Proofpoint with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Proofpoint and written representations from the directors and executive officers, Proofpoint believes that all Section 16(a) filing requirements were timely met in 2014, except, due to administrative errors, with respect to Messrs. Bettencourt, Hahn and Steele and Ms. Newell, each a director or executive officer. On each of June 30, 2014, September 30, 2014 and December 31, 2014, Mr. Bettencourt acquired 284 shares as a result of the vesting of restricted stock units. The Form 4 reporting these transactions was filed on January 29, 2015. On April 15, 2014, Mr. Hahn disposed of 10,000 shares. The Form 4 reporting this transaction was filed on April 18, 2014. On August 16, 2014, Ms. Newell acquired 18,750 shares as a result of the vesting of restricted stock units, and relinquished 7,046 shares that were cancelled by Proofpoint in exchange for Proofpoint's agreement to pay Ms. Newell's resulting federal and state tax withholding obligations. The Form 4 reporting these transactions was filed on January 29, 2015. On April 16, 2014, Mr. Steele disposed of 20,000 shares. The Form 4 reporting this transaction was filed on October 9, 2014.

Available Information

        Proofpoint will mail without charge, upon written request, a copy of Proofpoint's annual report on Form 10-K for the year ended December 31, 2014, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Proofpoint, Inc.
892 Ross Drive
Sunnyvale, California 94089
Attn: Investor Relations
(408) 517-4710

        The Annual Report is also available at http://investors.proofpoint.com.

"Householding"—Stockholders Sharing the Same Last Name and Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        This year, a number of brokers with account holders who are Proofpoint stockholders will be "householding" our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

        Upon written or oral request, Proofpoint will promptly deliver a proxy statement, proxy card, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, annual report and other proxy materials, you may write Proofpoint's Investor Relations department at 892 Ross Drive, Sunnyvale, California 94089, Attn: Investor Relations, or at http://investors.proofpoint.com/contactus.cfm.

        Any stockholders who share the same address and currently receive multiple copies of Proofpoint's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Proofpoint's Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

        The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

 EXHIBIT A

PROOFPOINT, INC.

2012 EQUITY INCENTIVE PLAN

As adopted March 30, 2012 (share numbers adjusted for reverse stock split effected April 2, 2012) and
Amended Effective June 8, 2015

        1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

        2.    SHARES SUBJECT TO THE PLAN.

          2.1    Number of Shares Available.    Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 4,096,280 Shares1 plus (i) any reserved shares not issued or subject to outstanding grants under the Company's 2002 Stock Option/Stock Issuance Plan (the "Prior Plan") on the Effective Date (as defined below), (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited and (iv) shares issued under the Prior Plan that are repurchased by the Company at or below the original issue price.

          2.2    Lapsed, Returned Awards.    Shares subject to Awards, and Shares issued under the Plan or the Prior Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan or the Prior Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan or the Prior Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan or the Prior Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

          2.3    Minimum Share Reserve.    At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

1
Does not reflect prior increases pursuant to Section 2.4.

          2.4    Automatic Share Reserve Increase.    The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2016 through 2022, by the lesser of (i) four percent (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 or (ii) such number of Shares determined by the Board.2

          2.5    Limitations.    No more than 25,000,000 (twenty-five million) Shares shall be issued pursuant to the exercise of ISOs.

          2.6    Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

        3.    ELIGIBILITY.    ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide Services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 875,000 (eight hundred seventy-five thousand) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 1,750,000 (one million seven hundred and fifty thousand) Shares in the calendar year in which they commence their employment.

        4.    ADMINISTRATION.

          4.1    Committee Composition; Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

            (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

            (b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

            (c)   select persons to receive Awards;

            (d)   determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions,

2
Prior to amendment effective June 8, 2015, Section 2.4 authorized an increase of 5% of the number of Shares issued and outstanding on each December 31 from 2013 through 2016.

    and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

            (e)   determine the number of Shares subject to an Award or other consideration subject to Awards;

            (f)    determine the Fair Market Value in good faith, if necessary;

            (g)   grant waivers of Plan or Award conditions;

            (h)   correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

            (i)    determine whether an Award has been earned;

            (j)    determine the terms and conditions of any, and to institute any, Exchange Program;

            (k)   reduce or waive any criteria with respect to Performance Factors;

            (l)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

            (m)  make all other determinations necessary or advisable for the administration of this Plan.

          4.2    Committee Interpretation and Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

          4.3    Section 162(m) of the Code and Section 16 of the Exchange Act.    When necessary or desirable for an Award to qualify as "performance-based compensation" under Section 162(m) of the Code the Committee shall include at least two persons who are "outside directors" (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such "outside directors" shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such "outside directors" then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more "non-employee directors" (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

          4.4    Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

          4.5    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

        5.    OPTIONS.    The Committee may grant Options to eligible Employees, Consultants, Directors of the Company or any Parent or Subsidiary of the Company and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1    Option Grant.    Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

          5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3    Exercise Period.    Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          5.5    Method of Exercise.    Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          5.6    Termination of Service.    The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

            (a)   If the Participant's Service terminates for any reason except for Cause or the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates no later than three (3) months after the date Participant's Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant's Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

            (b)   If the Participant's Service terminates because of the Participant's death (or the Participant dies within three (3) months after Participant's Service terminates other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant's legal representative, or authorized assignee, no later than twelve (12) months after the date Participant's Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

            (c)   If the Participant's Service terminates because of the Participant's Disability, then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant's Service terminates and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the date Participant's Service terminates (with any exercise beyond (a) three (3) months after the date Participant's Service terminates when the termination of Service is for a Disability that is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant's Service terminates when the termination of Service is for a Disability that is a "permanent and total disability" as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

            (d)   Unless determined otherwise by the Committee or as may otherwise be set forth in a Participant's Award Agreement, if the Participant's Service terminates for Cause, then Participant's Options (whether vested or unvested) shall expire on the date Participant's Service terminates for Cause, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning as set forth in the Plan.

          5.7    Limitations on Exercise.    The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8    Limitations on ISOs.    With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

          5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

        6.    RESTRICTED STOCK AWARDS.

          6.1    Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company Shares that are subject to restrictions ("Restricted Stock"). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

          6.2    Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

          6.3    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

          6.4    Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant's Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

          6.5    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee).

        7.    STOCK BONUS AWARDS.

          7.1    Awards of Stock Bonuses.    A Stock Bonus Award is an award to an Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

          7.2    Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of Service with the

  Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant's Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

          7.3    Form of Payment to Participant.    Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

          7.4    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        8.    STOCK APPRECIATION RIGHTS.

          8.1    Awards of SARs.    A Stock Appreciation Right ("SAR") is an award to an eligible Employee, Consultant, Director of the Company or any Parent or Subsidiary of the Company that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

          8.2    Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant's termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant's individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

          8.3    Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

          8.4    Form of Settlement.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

          8.5    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        9.    RESTRICTED STOCK UNITS.

          9.1    Awards of Restricted Stock Units.    A Restricted Stock Unit ("RSU") is an award to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

          9.2    Terms of RSUs.    The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant's termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant's Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

          9.3    Form and Timing of Settlement.    Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

          9.4    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on such date Participant's Service terminates (unless determined otherwise by the Committee).

        10.    PERFORMANCE AWARDS.

          10.1    Performance Awards.    A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

          10.2    Terms of Performance Shares.    The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant's termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

          10.3    Value, Earning and Timing of Performance Shares.    Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

          10.4    Termination of Service.    Except as may be set forth in the Participant's Award Agreement, vesting ceases on the date Participant's Service terminates (unless determined otherwise by the Committee).

        11.    PAYMENT FOR SHARE PURCHASES.

        Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

          (a)   by cancellation of indebtedness of the Company to the Participant;

          (b)   by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

          (c)   by waiver of compensation due or accrued to the Participant for Services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

          (d)   by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

          (e)   by any combination of the foregoing; or

          (f)    by any other method of payment as is permitted by applicable law.

        12.    GRANTS TO NON-EMPLOYEE DIRECTORS.

          12.1    Types of Awards.    Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

          12.2    Eligibility.    Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

          12.3    Vesting, Exercisability and Settlement.    Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

        13.    WITHHOLDING TAXES.

          13.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

          13.2    Stock Withholding.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        14.    TRANSFERABILITY.

          14.1    Transfer Generally.    Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after the Participant's death, by the legal representative of the Participant's heirs or legatees.

          14.2    Award Transfer Program.    Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder's continued Service to the Company or its Parent or Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

        15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

          15.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the

  Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

          15.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a "Right of Repurchase") a portion of any or all Unvested Shares held by a Participant following such Participant's termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant's Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Purchase Price or Exercise Price, as the case may be.

        16.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        17.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        18.    REPRICING; EXCHANGE AND BUYOUT OF AWARDS.    Without prior stockholder approval the Committee may (i) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

        19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        20.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time.

        21.    CORPORATE TRANSACTIONS.

          21.1    Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. The Board shall have full power and authority to structure one or more outstanding Awards under the Plan so that those Awards shall vest and become exercisable on an accelerated basis for all or a portion of the shares of Common Stock at the time subject to those Awards, should the Participant's Service subsequently terminate by reason of an Involuntary Termination in connection with, or within a designated period of the effective date of, a Corporate Transaction. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, each Award that has not already terminated in accordance with the Plan or the applicable Award Agreement shall have the vesting thereunder automatically accelerate immediately prior to the effective date of the Corporate Transaction as to the portion of the shares that would have vested under such Award as if an Involuntary Termination had occurred on the day following the effective date of the Corporate Transaction, and each of those particular Awards will also become exercisable for all of the shares of Common Stock subject to the accelerated portion of such Award and may be exercised for any or all of those accelerated shares as fully vested shares of Common Stock prior to the consummation of the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

          21.2    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

          21.3    Non-Employee Directors' Awards.    Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

        22.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company's stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

        23.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the later of (a) the Effective Date or (b) the date the Board adopted the most recent increase in the number of shares of Common Stock available under Section 2 which was approved by the Company's stockholders. Accordingly, if the 2015 amendment is approved by the Company's stockholders within twelve (12) months of the date of Board approval, the Plan will terminate on June 7, 2025, unless further extended under the preceding sentence. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

        24.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant's Award shall be governed by the version of this Plan then in effect at the time such Award was granted. The 2015 amendment of the Plan shall be effective upon approval by the Company's stockholders. If not approved by the Company's stockholders within twelve (12) months of the date of Board approval, the 2015 amendment shall have no force or effect. Accordingly, in that event, Section 2.4 shall continue to authorize an increase of 5% of the number of Shares issued and outstanding on each December 31 from 2013 through 2016.

        25.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        26.    INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by Employees, officers and/or directors of the Company.

        27.    DEFINITIONS.    As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

        "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

        "Award Agreement" means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

        "Award Transfer Program" means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

        "Board" means the Board of Directors of the Company.

        "Cause" means, except as otherwise provided in a Participant's employment agreement or award Agreement, the Participant's termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (b) the Participant's commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant's Service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (d) Participant's disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company; or (f) Participant's failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his/her cooperation.

        "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Common Stock" means the common stock of the Company.

        "Committee" means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

        "Company" means Proofpoint, Inc. or any successor corporation.

        "Consultant" means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render Services to such entity.

        "Corporate Transaction" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

        "Director" means a member of the Board.

        "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

        "Effective Date" means the day immediately prior to the date of the underwritten initial public offering of the Company's Common Stock pursuant to a registration statement that is declared effective by the SEC.

        "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither Service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Exchange Program" means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

        "Exercise Price" means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

        "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a)   if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

          (b)   if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

          (c)   in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the

  Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

          (d)   if none of the foregoing is applicable, by the Board or the Committee in good faith.

        "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        "Involuntary Termination" means the termination of the Service of any Participant which occurs by reason of: (a) such Participant's involuntary dismissal or discharge by the Company for reasons other than Cause, or (b) such Participant's voluntary resignation following (i) a change in Participant's position with the Company which materially reduces the Participant's duties and responsibilities or the level of management to which Participant reports, (ii) a reduction in Participant's level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (ii) a relocation of such Participant's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the Participant's consent.

        "Non-Employee Director" means a Director who is not an Employee of the Company or any Parent or Subsidiary.

        "Option" means an award of an option to purchase Shares pursuant to Section 5.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means a person who holds an Award under this Plan.

        "Performance Award" means cash or "Performance Shares" granted pursuant to Section 10 or Section 12 of the Plan.

        "Performance Factors" means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures (whether or not in comparison to other peer companies), either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

  (a)
  Profit Before Tax;

  (b)
  Billings;

  (c)
  Revenue;

  (d)
  Net revenue and/or net revenue growth;

  (e)
  Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

  (f)
  Operating income and/or operating income growth;

  (g)
  Operating cash flow return on income;

  (h)
  Adjusted operating cash flow return on income;

  (i)
  Operating margin;

  (j)
  Operating profit;

  (k)
  Controllable operating profit, or net operating profit;

  (l)
  Net Profit;

  (m)
  Gross margin;

  (n)
  Operating expenses or operating expenses as a percentage of revenue;

  (o)
  Net income and/or net income growth;

  (p)
  Earnings per share and/or earnings per share growth;

  (q)
  Total stockholder return and/or total stockholder return growth;

  (r)
  Market share;

  (s)
  Return on assets or net assets;

  (t)
  The Company's stock price;

  (u)
  Growth in stockholder value relative to a pre-determined index;

  (v)
  Return on equity;

  (w)
  Return on invested capital;

  (x)
  Cash Flow (including free cash flow or operating cash flows)

  (y)
  Cash conversion cycle;

  (z)
  Economic value added;

  (aa)
  Individual confidential business objectives;

  (bb)
  Contract awards or backlog;

  (cc)
  Overhead or other expense reduction;

  (dd)
  Credit rating;

  (ee)
  Strategic plan development and implementation;

  (ff)
  Succession plan development and implementation;

  (gg)
  Improvement in workforce diversity;

  (hh)
  Customer indicators;

  (ii)
  New product invention or innovation;

  (jj)
  Attainment of research and development milestones;

  (kk)
  Improvements in productivity;

  (ll)
  Bookings;

  (mm)
  Attainment of objective operating goals and employee metrics;

  (nn)
  Debt or debt-to-equity;

  (oo)
  Liquidity;

  (pp)
  Intellectual property (e.g., patents)/product development;

  (qq)
  Profit margin;

  (rr)
  Control of expenses;

  (ss)
  Cost of goods sold; and

  (tt)
  Any other factor the Committee so designates.

        The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee's original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

        "Performance Period" means the period of Service determined by the Committee, not to exceed five (5) years, during which years of Service or performance is to be measured for the Award.

        "Plan" means this Proofpoint, Inc. 2012 Equity Incentive Plan.

        "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

        "Restricted Stock Award" means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

        "Restricted Stock Unit" means an Award granted pursuant to Section 9 or Section 12 of the Plan.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Service" shall mean Service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent or Subsidiary of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

        "Shares" means shares of the Company's Common Stock and any successor security.

        "Stock Appreciation Right" means an Award granted pursuant to Section 8 or Section 12 of the Plan.

        "Stock Bonus" means an Award granted pursuant to Section 7 or Section 12 of the Plan.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Unvested Shares" means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

DIRECTIONS AND MAP TO THE SANTA CLARA MARRIOTT

        Directions to the Santa Clara Marriott from San Jose:

  (1)
  Follow Route 101 to Great America Parkway Exit
  (2)
  Exit right to Mission College Boulevard
  (3)
  Hotel is located on the right

        Directions to the Santa Clara Marriott from San Francisco:

  (1)
  Follow Route 101 to Great America Parkway Exit
  (2)
  Exit left to Mission College Boulevard
  (3)
  Hotel is located on the right

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000246697_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Anthony Bettencourt 02 Dana Evan 03 Gary Steele PROOFPOINT, INC 892 ROSS DRIVE SUNNYVALE, CA 94089 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3.: For Against Abstain 2. To approve amendments to our 2012 Equity Incentive Plan, including to continue the automatic share reserve increase through and including January 1, 2022 and decrease the amount of such automatic share reserve increase to the lesser of (i) four percent (4%) of the number of shares issued and outstanding on each December 31 immediately prior to the date of increase not to exceed 3,723,891 shares or (ii) such number of shares determined by the Board of Directors of the Company. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000246697_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10K, Proxy Statement is/are available at www.proxyvote.com . PROOFPOINT INC Annual Meeting of Stockholders June 8, 2015 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary Steele, Paul Auvil and Michael Yang, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROOFPOINT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 8, 2015, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, CA 95054, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side